As filed with the Securities and Exchange Commission on March 13, 2007

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	04-2473675
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

111 Huntington Avenue, Suite 300

Boston, Massachusetts 02199-7610

(617) 236-3300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3372948
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

111 Huntington Avenue, Suite 300

Boston, Massachusetts 02199-7610

(617) 236-3300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mortimer B. Zuckerman, Chairman

Edward H. Linde, President and Chief Executive Officer

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, Massachusetts 02199-7610

(617) 236-3300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Gilbert G. Menna, P.C. Ettore A. Santucci, P.C. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	Eric G. Kevorkian, Esq. Vice President, Corporate Counsel Boston Properties, Inc. 111 Huntington Avenue, Suite 300 Boston, Massachusetts 02199-7610 (617) 236-3300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
2.875% Exchangeable Senior Notes due 2037 of Boston Properties Limited Partnership	$862,500,000	100%	$862,500,000	$26,478.75
Shares of common stock, par value $0.01 per share, of Boston Properties, Inc.	6,840,315(2)	—	—	(3)
Preferred Stock Purchase Rights(4)	—	—	—	(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents the maximum number of shares of common stock of Boston Properties, Inc. that could be issuable upon exchange of the 2.875% Exchangeable Senior Notes of Boston Properties Limited Partnership at the maximum rate of 7.9308 shares per $1,000 principal amount of notes. Pursuant to Rule 416 of the Securities Act, this registration statement also covers such additional shares that may be issued from time to time upon exchange of the notes as a result of the anti-dilution provision of the notes.
(3)	Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the shares of common stock of Boston Properties, Inc. issuable upon exchange of the notes because no additional consideration will be received in connection with the exercise of such exchange privilege.
(4)	This Registration Statement also relates to the rights to purchase shares of Series E Junior Participating Cumulative Preferred Stock of Boston Properties, Inc. attached to all shares of common stock issued, pursuant to the terms of Boston Properties Inc.’s Shareholder Rights Agreement dated June 16, 1997. Until the occurrence of prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT RESELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus

$862,500,000

BOSTON PROPERTIES LIMITED PARTNERSHIP

2.875% Exchangeable Senior Notes due 2037

and

BOSTON PROPERTIES, INC.

Shares of Common Stock Issuable Upon the Exchange of the Notes

Boston Properties Limited Partnership issued a total of $862,500,000 aggregate principal amount of its 2.875% Exchangeable Senior Notes due 2037 in a private placement on February 6, 2007.

The notes bear interest at a rate of 2.875% per year. We will pay interest on the notes on February 15 and August 15 of each year, beginning August 15, 2007. Holders may exchange their notes at their option on any day prior to the close of business on the scheduled trading day immediately preceding February 20, 2012 only under the following circumstances: (1) during the ten business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price of shares of common stock of Boston Properties, Inc., a Delaware corporation, which we refer to as the “BXP common stock” and the exchange rate on each such day; (2) during any calendar quarter beginning after March 31, 2007 if the closing sale price of BXP common stock for at least 20 trading days in the 30 consecutive trading days ending on the last day of the preceding calendar quarter is more than 130% of the exchange price per share of BXP common stock on the last day of such preceding calendar quarter; (3) if we have called such notes for redemption and the redemption has not yet occurred; (4) upon the occurrence of specified corporate events; or (5) if the BXP common stock is delisted. Upon exchange, we will pay cash and shares of BXP common stock, if any, based on a daily exchange value (as described herein) calculated on a proportionate basis for each day of the relevant 20 trading day observation period.

The initial exchange rate is 6.6090 shares of BXP common stock per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $151.31 per share of BXP common stock). The exchange price is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a “fundamental change” (as defined herein) occurs, we will increase the exchange rate for a holder that elects to exchange its notes in connection with such fundamental change.

On or after February 20, 2012, we may at our option redeem all or part of the notes for cash. We may also redeem the notes at any time prior to maturity to the extent necessary to preserve Boston Properties, Inc.’s status as a real estate investment trust. Holders may require us to repurchase for cash the notes on February 15, 2012, 2017, 2022, 2027 and 2032 and at any time prior to their maturity upon a fundamental change, in each case at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay cash for all notes so repurchased.

The notes are the senior unsecured obligations of Boston Properties Limited Partnership and rank equally in right of payment to all of its existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness. The notes effectively rank junior in right of payment to all of our existing and future secured indebtedness. The notes are structurally subordinated to all liabilities of our subsidiaries. For a more detailed description of the notes, see “Description of Notes” beginning on page 15.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. We intend to apply for the notes to be eligible for trading in The PORTALSM Market of the National Association of Securities Dealers, Inc. Pursuant to a registration rights agreement, we agreed to file a shelf registration statement permitting the resale of the notes and shares of BXP common stock, if any, issued upon the exchange of the notes or otherwise make available a shelf registration statement permitting such sales. If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes.

The common stock of Boston Properties, Inc. is listed on the New York Stock Exchange under the symbol “BXP.” On March 12, 2007, the last reported sale price of BXP common stock on the New York Stock Exchange was $119.70 per share.

The selling securityholders identified in this prospectus may offer from time to time up to $862,500,000 aggregate principal amount of the notes and any shares of BXP common stock issuable upon exchange of the notes. The notes and the BXP common stock may be offered in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” on page 77 for additional information on the methods of sale.

Investing in these securities involves risks. See “ Risk Factors” beginning on page 7 as well as the risk factors contained in documents Boston Properties, Inc. and Boston Properties Limited Partnership file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus. Before buying these securities, you should read and consider the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings, and in other information that Boston Properties Limited Partnership and Boston Properties, Inc. file with the Securities and Exchange Commission. See “Cautionary Statement Regarding Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007

As used in this prospectus and the registration statement on Form S-3, which we sometimes refer to as this Form S-3, of which this prospectus is a part, unless the context otherwise requires, all references to “we,” “us,” “our,” “the partnership,” “BPLP,” or similar expressions refer collectively to Boston Properties Limited Partnership, a Delaware partnership, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise. All references to “Boston Properties, Inc.” in this prospectus and the Form S-3 refer to Boston Properties, Inc., a Delaware corporation and the sole general partner of BPLP.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Under the shelf process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more securityholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both the prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Boston Properties, Inc. and Boston Properties Limited Partnership are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange (the “NYSE”), which is located at 20 Broad Street, New York, New York 10005.

Boston Properties, Inc. has a website located at http://www.bostonproperties.com. The information on this website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. The SEC file number of Boston Properties, Inc. is 1-13087 and the SEC file number of Boston Properties Limited Partnership is 0-50209. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007;

•	Boston Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007;

•

the description of the Boston Properties, Inc. common stock in Boston Properties, Inc.’s Registration Statement on Form 8-A filed on June 12, 1997, including any amendments and reports filed for the purpose of updating such section;

•	Boston Properties Limited Partnership’s Current Reports on Form 8-K filed on January 31, 2007, February 6, 2007, February 14, 2007 and February 16, 2007;

•	Boston Properties, Inc.’s Current Reports on Form 8-K filed on January 31, 2007, February 6, 2007, February 14, 2007 and February 16, 2007; and

•

all documents filed by Boston Properties Limited Partnership and Boston Properties, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

Upon request, we will provide, without charge, to each person, including any owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Boston Properties, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199-7610

Attention: Investor Relations

(617) 236-3300

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains forward-looking statements within the meaning of the federal securities laws. We caution investors that any forward-looking statements contained in this prospectus or any of the documents incorporated by reference, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result,” and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•

general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners, and operators of real estate);

•

risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments including the risk associated with interest rates impacting the cost and/or availability of financing;

•	risks associated with forward interest rate contracts and the effectiveness of such arrangements;

•	failure to manage effectively our growth and expansion into new markets or to integrate acquisitions successfully;

•

risks and uncertainties affecting property development and construction (including, without limitation, construction delays, cost overruns, inability to obtain necessary permits, and public opposition to such activities);

•	risks associated with actual or threatened terrorist attacks;

•	risks associated with the impact on our insurance program if TRIA, which expires on December 31, 2007, is not extended or is extended on different terms;

•	risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets;

•	costs of compliance with the Americans with Disabilities Act and other similar laws;

•	potential liability for uninsured losses and environmental contamination;

•

risks associated with our potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws;

•	risks associated with possible state and local tax audits;

•	risks associated with our dependence on key personnel whose continued service is not guaranteed; and

•

the other risk factors identified in Boston Properties Limited Partnership’s or Boston Properties, Inc.’s annual reports on Form 10-K for the year ended December 31, 2006, as well as in other reports of Boston Properties Limited Partnership or Boston Properties, Inc. filed from time to time with the SEC.

The risks included here are not exhaustive and you should be aware that there may be other factors which could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to Boston Properties Limited Partnership’s and Boston Properties, Inc.’s annual reports on Form 10-K, quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as they file them with the SEC, and to other materials Boston Properties Limited Partnership or Boston Properties, Inc. may furnish to the public from time to time through Forms 8-K or otherwise.

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SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before buying notes in this offering. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents incorporated by reference. In this prospectus, unless otherwise expressly stated or the context otherwise requires, all references to “BPLP,” refer to Boston Properties Limited Partnership, a Delaware limited partnership, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise, and all references to “we,” “us” or “our company” refer collectively to Boston Properties, Inc., a Delaware corporation, together with its subsidiaries, including BPLP, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

Our Company

BPLP is the entity through which Boston Properties, Inc., a fully integrated, self-administered and self-managed real estate investment trust, or “REIT,” and one of the largest owners and developers of office properties in the United States, conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets.

Our properties are concentrated in five markets: Boston, Washington, D.C., midtown Manhattan, San Francisco and Princeton, N.J. At December 31, 2006, we owned or had interests in 131 properties, totaling approximately 33.4 million net rentable square feet and structured parking for vehicles containing approximately 10.0 million square feet. Our properties consist of:

•	127 office properties comprised of 109 Class A office properties (including six properties under construction) and 18 office/technical properties;

•	two hotels; and

•	two retail properties.

We own or control undeveloped land totaling approximately 524.3 acres, which will support approximately 9.3 million square feet of development. In addition, we have a 25% interest in the Boston Properties Office Value-Added Fund, L.P., which we refer to as the “Value-Added Fund,” which is a strategic partnership with two institutional investors through which we have pursued the acquisition of assets within our existing markets that have deficiencies in property characteristics, which provide an opportunity to create value through repositioning, refurbishment or renovation. Our investments through the Value-Added Fund are not included in our portfolio information tables or any other portfolio level statistics.

Boston Properties, Inc. is BPLP’s sole general partner and, at December 31, 2006, the owner of an approximately 83.3% economic interest in BPLP. Economic interest was calculated as the number of common partnership units of BPLP owned by Boston Properties, Inc. as a percentage of the sum of (i) the actual aggregate number of outstanding common partnership units of BPLP and (ii) the number of common partnership units issuable upon conversion of outstanding preferred units and long term incentive plan (“LTIP”) units of BPLP. This structure is commonly referred to as an umbrella partnership REIT or “UPREIT.” Boston Properties, Inc.’s general and limited partnership interests in BPLP entitle it to share in cash distributions from, and in the profits and losses of, BPLP in proportion to its percentage interest therein and entitles it to vote on all matters requiring a vote of the limited partners. The other limited partners are persons who contributed their direct or indirect interests in certain properties to us in exchange for common or preferred units of limited partnership interest in BPLP, either in connection with Boston Properties, Inc.’s initial public offering in 1997 or in subsequent transactions, or recipients of LTIP units pursuant to Boston Properties, Inc.’s 1997 Stock Option and Incentive Plan, as amended.

We are a full-service real estate company, with substantial in-house expertise and resources in acquisitions, development, financing, capital markets, construction management, property management, marketing, leasing, accounting, tax and legal services. As of December 31, 2006, we had approximately 650 employees. Our 33 senior officers have an average of 25 years experience in the real estate industry and an average of 14 years of experience with us. Our principal executive office is located at 111 Huntington Avenue, Boston, Massachusetts 02199 and our telephone number is (617) 236-3300. In addition, we have regional offices at 901 New York Avenue, NW, Washington, D.C. 20001; 599 Lexington Avenue, New York, New York 10022; Four Embarcadero Center, San Francisco, California 94111; and 302 Carnegie Center, Princeton, New Jersey 08540.

The Offering

This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see “Description of Notes.” For purposes of this section entitled “—The Offering” and the section of this prospectus entitled “Description of Notes,” references to “we,” “us,” and “our” refer only to Boston Properties Limited Partnership and not to its subsidiaries or Boston Properties, Inc.

Issuer	Boston Properties Limited Partnership, a Delaware limited partnership.

Issuer of Common Stock	Boston Properties, Inc., our general partner.

Securities Offered	$862,500,000 aggregate principal amount of 2.875% exchangeable notes due 2037.

Maturity Date	February 15, 2037, unless earlier repurchased, exchanged or redeemed.

Interest	2.875% per year. Interest will be payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning August 15, 2007.

Optional Redemption

Prior to February 20, 2012, we may not redeem the notes except to preserve Boston Properties, Inc.’s status as a real estate investment trust as described below. On or after February 20, 2012, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest.

If at any time we determine it is necessary to redeem the notes in order to preserve Boston Properties, Inc.’s status as a real estate investment trust, we may redeem all of the notes then outstanding for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Exchange Rights

Holders may exchange their notes prior to the close of business on the scheduled trading day immediately preceding February 20, 2012, in multiples of $1,000 principal amount, at the option of the holder under the following circumstances:

•	during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per note for each day of such measurement period was less than 98% of the product of the last reported sale price of BXP common stock and the exchange rate on each such day;

•

during any calendar quarter beginning after March 31, 2007 if the closing sale price of BXP common stock for at least 20 trading days in the 30 consecutive trading days ending on the last day of the preceding calendar quarter is more than 130% of the exchange price per share of BXP common stock on the last day of such preceding calendar quarter;

•	if we have called such notes for redemption and the redemption has not yet occurred;

•	upon the occurrence of specified corporate transactions described under “Description of Notes—Exchange Rights”; or

•	if the BXP common stock is delisted.

On and after February 20, 2012 to (and including) the close of business on the scheduled trading day immediately preceding the maturity date, subject to prior repurchase or redemption of the notes, holders may exchange their notes, in multiples of $1,000 principal amount, at the applicable exchange rate regardless of the foregoing circumstances.

The initial exchange rate is 6.6090 shares of BXP common stock per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $151.31 per share of BXP common stock), subject to adjustment.

Upon valid tender of notes for exchange, we will pay, on the third trading day following the last day of the related observation period, cash and shares of BXP common stock, if any, based on a daily exchange value (as described herein) calculated on a proportionate basis for each day of the relevant 20 trading day observation period. See “Description of Notes—Exchange Rights—Payment upon Exchange.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon exchange of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash and shares, if any, of BXP common stock issued to you upon exchange.

Repurchase at Holders’ Option

Holders may require us to repurchase the notes on February 15, 2012, 2017, 2022, 2027 and 2032 at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay cash for all notes so repurchased.

Fundamental Change

If we undergo a “fundamental change” (as defined in this prospectus under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), you will have the option to require us to purchase all or any portion of your notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. We will pay cash for all notes so purchased.

In addition, if a “fundamental change” occurs prior to February 20, 2012, we will increase the exchange rate for a holder who elects to exchange its notes in connection with such a fundamental change upon exchange in certain circumstances as described under “Description of Notes—Exchange Rights—Exchange Rate Adjustments—Adjustment to Shares Delivered upon Exchange upon Fundamental Change.”

Ranking

The notes are our senior unsecured obligations and rank equally in right of payment to all of our existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness. The notes effectively rank junior in right of payment to all of our existing and future secured indebtedness. The notes are structurally subordinated to all liabilities of our subsidiaries. The indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities. Our subsidiaries have not guaranteed any of our obligations under the notes.

Registration Rights

We agreed to file with the SEC within 90 calendar days after the original issuance of the notes, and to use our reasonable best efforts to cause to become effective within 210 calendar days after the original issuance of the notes, a shelf registration statement, or otherwise make a shelf registration statement available, with respect to the resale of the notes and the shares of BXP common stock that may be issuable upon exchange of the notes. See “Description of Notes—Registration Rights; Additional Interest” in this prospectus.

To sell your notes or any shares of BXP common stock issued upon exchange of the notes pursuant to the shelf registration statement, you must, among other things, be named as a selling security holder in this prospectus. To be so named, you must complete and deliver a notice and questionnaire, a form of which we will provide to you upon request.

If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See “Description of Notes—Registration Rights; Additional Interest” in this prospectus.

Trading

The notes are designated for trading on The PORTAL Market. The notes sold using this prospectus, however, will no longer be eligible for trading on The PORTAL Market. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. The BXP common stock is listed on the New York Stock Exchange under the symbol “BXP.”

Use of Proceeds	We will not receive any proceeds from the sale of any securities offered by this prospectus.

Risk Factors

You should read carefully the “Risk Factors” beginning on page 7 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus, for certain considerations relevant to an investment in the notes and the shares of BXP common stock for which the notes, in certain circumstances, are exchangeable.

U.S. Federal Income Taxation

The notes and the shares of BXP common stock into which the notes may be exchanged are subject to special and complex U.S. federal income tax rules. Holders are urged to consult their respective tax advisors with respect to the application of the United States federal income tax laws to their own particular situation as well as any tax consequences of the ownership and disposition of the notes and BXP common stock arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. See “Material United States Federal Income Tax Considerations.”

Book-Entry, Settlement and Clearance

The notes are issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes are shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes—Book-Entry Settlement and Clearance.”

New York Stock Exchange Symbol for the Boston Properties, Inc. Common Stock	BXP

Restriction of Ownership

In order to assist Boston Properties, Inc. in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own more than 6.6% of the outstanding shares of BXP common stock, with certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to exchange such notes for shares of BXP common stock to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the certificate of incorporation of Boston Properties, Inc. See “Limits on Ownership of Boston Properties, Inc. Stock” in this prospectus.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as shareholders of Boston Properties, Inc. (including, without limitation, voting rights and rights to receive dividends or other distributions on shares of BXP common stock).

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus, before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of the notes or BXP common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference, including (i) each of Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 and (ii) documents Boston Properties, Inc. or Boston Properties Limited Partnership file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the notes and otherwise adversely impact our business and growth prospects.

We have a substantial amount of debt. As of February 23, 2007, we had total indebtedness of approximately $5.7 billion, including approximately $2.8 billion of unsecured senior notes and approximately $2.9 billion in mortgage notes. In addition, we had the ability to borrow up to approximately $587 million under our unsecured line of credit.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and other indebtedness;

•	increase our vulnerability to adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to borrow money or sell stock to fund our working capital, capital expenditures, general corporate purposes or acquisitions;

•	restrict us from making strategic acquisitions or exploiting business opportunities;

•	place us at a disadvantage compared to competitors that have less debt; and

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

Furthermore, all of our indebtedness under the unsecured line of credit and certain other indebtedness bears interest at variable rates. If these rates increase significantly, our ability to borrow additional funds may be reduced, our interest expense would significantly increase, and the risks related to our substantial indebtedness would increase.

In addition, our unsecured line of credit requires us to maintain specified financial ratios and comply with several restrictive covenants. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, if at all.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

Upon an exchange of notes in accordance with their terms, we will be required to pay the principal amount of such notes in cash. Furthermore, there may be circumstances that prevent the issuance of shares of BXP common stock for all or any portion of any net amount deliverable upon an exchange of notes, thereby requiring us to satisfy our net amount obligation in cash. Holders of notes also have the right to require us to repurchase the notes for cash at certain times or upon the occurrence of certain change in control transactions. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal amount and any such net cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

We cannot assure you that our business will generate sufficient cash flow from operations, that we will realize anticipated cost savings and operating improvements, or that future borrowings will be available to us under the unsecured line of credit in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we consummate future acquisitions, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition at the time; and

•	restrictions in the credit agreement governing our unsecured line of credit or in agreements governing our other outstanding indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreement governing our unsecured line of credit limits our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase. In addition, the credit agreement governing our unsecured line of credit does not prevent us from incurring obligations that do not constitute indebtedness.

The notes are effectively subordinated to our existing secured debt and any secured debt we may incur in the future.

The notes are not secured by any of our assets. As a result, the notes are effectively subordinated to our existing secured debt and any secured debt we may incur in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. As of February 23, 2007, we had approximately $2.9 billion secured debt outstanding.

The notes will effectively be junior to the liabilities of our subsidiaries and any indebtedness that is guaranteed by our subsidiaries.

The notes are structurally subordinated to all existing and future liabilities of our subsidiaries and any indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Holders of the notes are not creditors of our subsidiaries. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization are subject to the prior claims of the subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.

The conditional exchange feature of the notes could result in your receiving less than the value of Boston Properties, Inc. common stock into which a note would otherwise be exchangeable.

The notes are exchangeable into cash and shares of BXP common stock, if any, only if specified conditions are met. If the specific conditions for exchange are not met, you will not be able to exchange your notes, and you may not be able to receive the value of the cash and shares of BXP common stock into which the notes would otherwise be exchangeable.

The net share settlement feature of the notes may have adverse consequences.

The notes are subject to net share settlement, which means that we will satisfy our exchange obligation to holders by paying cash in settlement of the lesser of the principal amount and the exchange value of the notes and by delivering cash or shares of BXP common stock, if any, in settlement of any and all exchange obligations in excess of the daily exchange values, as described under “Description of Notes—Exchange Rights—Payment upon Exchange.” Accordingly, upon exchange of a note, holders might not receive any shares of BXP common stock, or they might receive fewer shares of BXP common stock relative to the exchange value of the note. In addition, any settlement of an exchange of notes will be delayed until at least the 25th trading day following our receipt of the holder’s exchange notice. Accordingly, you may receive less proceeds than expected because the value of any shares of BXP common stock that you receive may decline (or fail to appreciate as much as you may expect) between the day that you exercise your exchange right and the day the exchange value of your notes is determined.

Our failure to exchange the notes into cash or a combination of cash and BXP common stock upon exercise of a holder’s exchange right in accordance with the provisions of the indenture would constitute a default under the indenture. In addition, a default under the indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and amounts owing in respect of the exchange of any notes.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.

There is no existing trading market for the notes. The notes are designated for trading on The PORTAL Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The PORTAL Market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the initial purchasers have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of shares of BXP common stock, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of Boston Properties, Inc. and its subsidiaries, including Boston Properties Limited Partnership, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of the financial condition, results of operations, business, prospects or credit quality of Boston Properties, Inc. and its subsidiaries, including us.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including exchange conditions and the lack of financial covenants. Furthermore, even if the exchange conditions are met, since the exchange value of the notes is dependent on the closing sale price of shares of BXP common stock, volatile or depressed market prices for shares of BXP common stock is likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that the closing sale price of shares of BXP common stock in the future will not have an adverse effect on the trading prices of the notes.

If the market price of Boston Properties, Inc. common stock decreases, the market price of our notes may similarly decrease.

We expect that the market price of our notes will be significantly affected by the market price of BXP common stock. This may result in greater volatility in the market price of the notes than would be expected for non-convertible or non-exchangeable debt securities. The market price of BXP common stock will likely continue to fluctuate in response to factors including the factors discussed elsewhere in the sections of this prospectus and BPLP’s and Boston Properties, Inc.’s annual reports on Form 10-K for the year ended December 31, 2006, many of which are beyond our control. For instance, the price of BXP common stock could be affected by possible sales of BXP common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving the BXP common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes. In addition, anticipated exchanges of the notes issued in this offering (or our prior offering of exchangeable notes) into shares of BXP common stock could depress the price of the BXP common stock to the extent that any such exchange would result in the issuance by Boston Properties, Inc. of a significant number of additional shares of BXP common stock. Future issuances of the BXP common stock in other circumstances could likewise have a similar effect on the market price of the BXP common stock and therefore the market price of our notes.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries.

We may be unable to repurchase notes on the specified dates or upon the occurrence of a fundamental change.

You have the right to require us to repurchase your notes on specified dates and upon the occurrence of a fundamental change as described under “Description of Notes—Repurchase of Notes at Your Option on Specified Dates” and “Description of Notes—Exchange Rights—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” We cannot assure you that we will have enough funds to repurchase all the notes on the specified dates or if a fundamental change event occurs. In addition, future debt we incur may limit our ability to repurchase the notes on the specified dates or upon a fundamental change. Moreover, if you or other investors in our notes exercise the repurchase right on the specified dates or upon a fundamental change, it may cause a default under that debt, even if the fundamental change itself does not cause a default, owing to the financial effect of such a repurchase on us.

A change in control or a fundamental change may adversely affect us or the notes.

A fundamental change or change in control transaction involving us could have a negative effect on us and the trading price of the BXP common stock and could negatively impact the trading price of the notes. Furthermore, the fundamental change provisions, including the provisions requiring the increase to the exchange rate for exchanges in connection with a fundamental change prior to February 20, 2012, may in certain circumstances make it more difficult or discourage a takeover of our company and the removal of incumbent management.

The adjustment to the exchange rate for notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a fundamental change occurs prior to February 20, 2012, we will increase the exchange rate by a number of additional shares of BXP common stock for notes exchanged in connection with such fundamental change. The increase in the exchange rate will be determined based on the date on which the fundamental change occurs or becomes effective and the price paid per share of BXP common stock in such transaction, as described below under “Description of Notes—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon Fundamental Change.” The adjustment to the exchange rate for notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of the BXP common stock in the transaction is greater than $350.00 per share or less than $126.09 per share (in each case, subject to adjustment), no adjustment will be made to the exchange rate. Moreover, in no event will the total number of shares of BXP common stock issuable upon exchange as a result of this adjustment exceed 7.9308 per $1,000 principal amount of notes, subject to adjustments in the same manner as the exchange rate as set forth under “Description of Notes—Exchange Rate Adjustments.” Our obligation to increase the exchange rate in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

A change in control involving us may not constitute a “fundamental change” for purposes of the notes.

The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control involving us except to the extent described under “Description of Notes—Exchange Rights—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” and “Description of Notes—Exchange Rights—Adjustment to Shares Delivered upon Exchange upon Fundamental Change.” However, the term “fundamental change” is limited and may not include every change in control event that might cause the market price of the notes to decline. As a result, your rights under the notes upon the occurrence of a fundamental change may not preserve the value of the notes in the event of a change in control involving us. In addition, any change in control involving us may negatively affect the liquidity, value or volatility of the BXP common stock, negatively impacting the value of the notes.

Ownership limitations in the certificate of incorporation of Boston Properties, Inc. may impair the ability of holders to exchange notes for Boston Properties, Inc. common stock.

In order to assist Boston Properties, Inc. in maintaining its qualification as a REIT for federal income tax purposes, ownership by any person of more than 6.6% of the outstanding BXP common stock is, with certain exceptions, restricted. Shares owned in excess of such limit will be deemed “excess stock” pursuant to Boston Properties, Inc.’s certificate of incorporation, in which case the applicable holder will lose certain ownership rights with respect to such shares. The Boston Properties, Inc. board of directors may, in its sole discretion, also exempt a stockholder from the ownership limit if it receives satisfactory evidence that such stockholder’s ownership of the BXP common stock in excess of the ownership limit will not jeopardize Boston Properties, Inc.’s status as a REIT. As a condition to providing such an exemption, the board of directors must receive an opinion of counsel and representations and agreements from the applicant with respect to preserving Boston Properties, Inc.’s REIT status. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive shares of BXP common stock upon an exchange of notes to the extent that receipt of such shares of BXP common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the certificate of incorporation of Boston Properties, Inc. In such case, such holder would be entitled to receive cash upon exchange, as provided herein.

If you hold notes, you are not entitled to any rights with respect to Boston Properties, Inc. common stock, but you are subject to all changes made with respect to Boston Properties, Inc. common stock.

If you hold notes, you are not entitled to any rights with respect to the BXP common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the BXP common stock), but if you subsequently exchange your notes for BXP common stock, you are subject to all changes affecting the BXP common stock. You will have rights with respect to the BXP common stock only if and when we deliver shares of BXP common stock to you upon exchange of your notes and, to a limited extent, under the exchange rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to Boston Properties, Inc.’s certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the BXP common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of the BXP common stock.

The exchange rate of the notes may not be adjusted for all dilutive events, which may adversely affect the trading price of the notes.

The exchange rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends or payment of certain cash dividends, whether quarterly or special, on the BXP common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Exchange Rights—Exchange Rate Adjustments.” However, the exchange rate will not be adjusted for other events, such as certain exchange offers or an issuance of shares of BXP common stock for cash, that may adversely affect the trading price of the notes or the BXP common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the exchange rate.

You may be deemed to have received taxable income without the receipt of any cash; the notes were originally issued with OID.

If we pay a cash dividend on the BXP common stock, an adjustment to the exchange rate may result, and you may be deemed to have received a taxable dividend, interest or other income subject to United States federal income tax without the receipt of any cash. In addition, adjustments (or failures to make adjustments) that have the effect of increasing a holder’s proportionate share in our assets or earnings may, in some circumstances, result in a deemed distribution, interest or other income to such holder. For example, if the exchange rate is increased at our discretion or in certain other circumstances (including in connection with the payment of a taxable dividend to Boston Properties, Inc.’s common stockholders), such increase may result in a deemed payment of a taxable dividend, interest or other income to holders of the notes, notwithstanding the fact that the holders do not receive a cash payment. See “United States Federal Income Tax Considerations—Noteholders—U.S. Holders of the Notes—Adjustments to Exchange Rate.” If you are a Non-U.S. Holder (as defined in “United States Federal Income Tax Considerations”), such deemed dividend, interest or other income may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “United States Federal Income Tax Considerations—Taxation of Non-U.S. Holders.” Furthermore, the notes were originally issued with “original issue discount” (“OID”) for U.S. federal income tax purposes and, accordingly, noteholders will be required to include this OID in income as ordinary interest income as it accrues in advance of the receipt of the cash payments attributable to such income, regardless of the noteholder’s method of accounting. See “United States Federal Income Tax Considerations—Taxation of Noteholders.”

The exchange of notes for cash and any Boston Properties, Inc. common stock will be taxable for holders.

The exchange of notes for cash and any shares of BXP common stock, as applicable, generally will be taxable transactions for U.S. federal income tax purposes. Upon such an exchange, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and such holder’s adjusted basis in such notes. See “United States Federal Income Considerations—Taxation of Noteholders.”

Federal income and withholding tax may be imposed on payments to non-U.S. holders of notes in a redemption or exchange of notes for cash and any Boston Properties, Inc. common stock and from payments of interest in certain circumstances; secondary buyers of notes may be required to withhold.

Although the applicability of the Foreign Investment in Real Property Tax Act, or FIRPTA, to the notes is not entirely clear, based on the law, facts and circumstances as they currently exist, we currently intend to take the position that a sale, redemption or exchange of notes for cash and any shares of BXP common stock, as applicable, is not subject to U.S. income or withholding tax under FIRPTA provided certain conditions are met at the time of such sale, redemption or exchange. However, the IRS could disagree with our position, or circumstances could change so that Non-U.S. Holders may be subject to U.S. federal income and withholding tax with respect to amounts paid on a sale, redemption or exchange of notes, and we could be held liable for failing to withhold the appropriate taxes (including being subject to interest and penalties). Furthermore, third party purchasers of notes may be required to withhold U.S. federal income tax upon any other sale or disposition of a note. We also expect that federal income tax may be withheld from any amount paid to Non-U.S. Holders with respect to deemed distributions from Boston Properties, Inc. that may result in connection with certain adjustments made to the exchange rate of the notes. See “United States Federal Income Considerations—Taxation of Non-U.S. Stockholders.”

USE OF PROCEEDS

We will not receive any cash from the sale of the notes offered by this prospectus or the BXP common stock into which the notes are, in certain circumstances, exchangeable.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth BPLP’s historical ratio of earnings to fixed charges for BPLP for the periods indicated:

	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
Ratio of Earnings to Fixed Charges	4.38	2.51	1.94	2.03	2.59

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of income before minority interests in property partnerships, income from unconsolidated joint ventures, discontinued operations, cumulative effect of a change in accounting principle and preferred distributions and allocation of undistributed earnings, plus amortization of interest capitalized, distributions from unconsolidated joint ventures, and fixed charges, minus interest capitalized and preferred distributions. Fixed charges consist of interest expensed, which includes credit enhancement fees and amortization of loan costs, and interest capitalized.

DESCRIPTION OF NOTES

We issued the notes under our senior debt securities indenture dated as of December 13, 2002 (the “indenture”) between us and The Bank of New York Trust Company, N.A., as trustee (the “trustee”) as amended or supplemented from time to time. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may request a copy of the indenture from us.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Boston Properties Limited Partnership and not to its subsidiaries or to Boston Properties, Inc. and references to “BXP common stock” refer to the common stock of Boston Properties, Inc., par value $0.01 per share.

General

The notes:

•	are our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness;

•	effectively rank junior in right of payment to all of our existing and future secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries;

•	are limited to an aggregate principal amount of $862,500,000;

•	mature on February 15, 2037, unless earlier exchanged, repurchased or redeemed;

•	may be redeemed for cash at our option in whole or in part on or after February 20, 2012;

•	may also be redeemed at any time prior to maturity to the extent necessary to preserve Boston Properties, Inc.’s status as a real estate investment trust;

•

are subject to repurchase by us at the option of the holder on each of February 15, 2012, February 15, 2017, February 15, 2022, February 15, 2027, and February 15, 2032, at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the repurchase date;

•	have been issued in denominations of $1,000 and integral multiples of $1,000; and

•	have been represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see “Book-Entry, Settlement and Clearance”).

Subject to fulfillment of certain conditions, the notes are exchangeable for BXP common stock at an initial exchange rate of 6.6090 shares of BXP common stock per $1,000 principal amount of notes (equivalent to an exchange price of approximately $151.31 per share of BXP common stock). The exchange rate is subject to adjustment if certain events occur. We will settle exchanges of all notes validly tendered for exchange in cash and shares of BXP common stock, if any, based upon a daily exchange value calculated on a proportionate basis for each day of the relevant 20 trading-day observation period as described below. You will not receive any separate cash payment for any interest accrued and unpaid to the exchange date except under the limited circumstances described below.

The notes have been issued only in denominations of $1,000 and multiples of $1,000.

We use the term “note” in this prospectus to refer to each $1,000 principal amount of notes. We may, without the consent of the holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes.

The indenture:

•	does not limit the amount of senior debt securities that we may issue;

•	allows us to issue senior debt securities in one or more series;

•	does not require us to issue all of the senior debt securities of a series at the same time;

•	allows us to reopen a series to issue additional senior debt securities without the consent of the holders of the senior debt securities of such series; and

•	provides that the senior debt securities will be unsecured.

Other than restrictions described under “Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “Exchange rights—Exchange Rate Adjustments—Adjustment to Shares Delivered upon Exchange upon Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the notes by, among other things, substantially reducing or eliminating our assets. Neither governing law, nor our governing instruments, define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of notes must review the financial and other information that we have disclosed to the public.

Payments on the Notes; Paying Agent and Registrar

We will pay the principal of certificated notes at an office or agency that we designate in the Borough of Manhattan, The City of New York. We have initially designated a corporate trust office of the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes is payable (i) to holders having an aggregate principal amount of $1,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $1,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

We will pay principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global notes.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, the notes will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the notes may look only to us for payment, without payment of interest for the period which we hold the funds.

Transfer and Exchange

A holder of notes may transfer or exchange the amount of notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of the amount of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted, by the indenture. We are not required to transfer or exchange the amount of any note selected or surrendered for exchange into BXP common stock.

Every note surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any note, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Neither we nor the trustee shall be required to:

•

issue, register the transfer of or exchange the notes for other notes during a period beginning at the opening of business 15 days before the day that the notice of redemption of the notes selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange the notes for other notes, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of the notes being redeemed in part; and

•

issue, register the transfer of or exchange any notes for other notes that has been surrendered for repayment at the option of the holder, except the portion, if any, of such notes not to be so repaid.

Interest

The notes bear interest at a rate of 2.875% per year from February 6, 2007, or from the most recent date to which interest has been paid or duly provided for. Interest are payable semiannually in arrears on February 15 and August 15 of each year, beginning August 15, 2007.

Interest will be paid to the person in whose name a note is registered at the close of business on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes is computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking

The notes are our senior unsecured obligations and rank equally in right of payment to all of our existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness. The notes effectively rank junior in right of payment to all of our existing and future secured indebtedness. The notes are structurally subordinated to all liabilities of our subsidiaries.

Exchange Rights

General

Upon the occurrence of any of the conditions described under the headings “Exchange upon Satisfaction of Trading Price Condition,” “Exchange Based upon Boston Properties Common Stock Price,” “Exchange upon Notice of Redemption,” “Exchange upon Specified Corporate Transactions” and “Exchange upon Delisting of

Boston Properties Common Stock,” holders may exchange each of their notes at an initial exchange rate of 6.6090 shares of BXP common stock per $1,000 principal amount of notes (equivalent to an exchange price of approximately $151.31 per share of BXP common stock) at any time prior to the close of business on the scheduled trading day immediately preceding February 20, 2012. On and after February 20, 2012, holders may exchange each of their notes at the applicable exchange rate (as defined below) regardless of such conditions until the close of business on the scheduled trading day immediately preceding the maturity date of February 15, 2037.

The exchange rate and the equivalent exchange price in effect at any given time are referred to as the “applicable exchange rate” and the “applicable exchange price,” respectively, and is subject to adjustment as described below. The exchange price at any given time will be computed by dividing $1,000 by the applicable exchange rate at such time. A holder may exchange fewer than all of such holder’s notes so long as the notes exchanged are an integral multiple of $1,000 principal amount.

Upon exchange, you will not receive any separate cash payment for accrued and unpaid interest unless such exchange occurs between a regular record date and the interest payment date to which it relates. Our settlement of exchanges as described below under “Payment upon Exchange” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest to, but not including, the exchange date.

As a result, accrued and unpaid interest to, but not including, the exchange date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are exchanged after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the exchange. Notes, upon surrender for exchange during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the notes so exchanged; provided that no such payment need be made:

•	if we have called the notes for redemption; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such notes.

If a holder exchanges notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of BXP common stock upon the exchange, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Notes in respect of which a holder has delivered a repurchase notice or a notice of exercise of its option to require us to repurchase its notes upon the occurrence of a fundamental change (defined below) may not be surrendered for exchange until the holder has withdrawn the notice in accordance with the indenture.

Exchange upon Satisfaction of Trading Price Condition

A holder may surrender notes for exchange during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price of BXP common stock and the exchange rate for such date, subject to compliance with the procedures and conditions described below concerning the trustee’s obligation to make a trading price determination.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the “last reported sale price” of BXP common stock and the exchange rate.

In connection with any exchange upon satisfaction of the above trading pricing condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder or holders of at least $1,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of BXP common stock and the exchange rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of BXP common stock and the exchange rate.

If the trading price condition has been met, we shall so notify the holders of the notes. If, at any point after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than 98% of the product of the last reported sale price of BXP common stock and the exchange rate for such date, we shall so notify the holders of notes.

The “last reported sale price” of BXP common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which BXP common stock is traded. If BXP common stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for BXP common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If BXP common stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for BXP common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to extended or after hours trading.

“Trading day” means a day during which (i) trading in BXP common stock generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a last reported sale price for BXP common stock (other than a last reported sale price referred to in the next to last sentence of such definition) is available for such day; provided that if BXP common stock is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the preceding paragraph (excluding the next to last sentence of that paragraph), “trading day” will mean any business day.

“Market disruption event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled trading day for BXP common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in BXP common stock or in any options, contracts or future contracts relating to BXP common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Exchange Based upon Boston Properties, Inc. Common Stock Price

Holders may surrender notes for exchange in any calendar quarter commencing at any time after March 31, 2007, and only during such calendar quarter, if the closing price of BXP common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per share of BXP common stock on the last day of such preceding calendar quarter, which we refer to as the “exchange trigger price.”

The exchange trigger price immediately following issuance of the notes is approximately $196.70, which is 130% of the initial exchange price per share of BXP common stock. The foregoing exchange trigger price assumes that no events have occurred that would require an adjustment to the exchange rate.

The exchange agent will, on our behalf, determine at the beginning of each calendar quarter whether the notes are exchangeable as a result of the price of BXP common stock and notify us and the trustee.

Exchange upon Notice of Redemption

A holder may surrender for exchange any note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the notes are not otherwise exchangeable at such time. However, if a holder has already delivered a fundamental change repurchase notice with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the notice in accordance with the terms of the note.

Exchange upon Specified Corporate Transactions

If we or Boston Properties, Inc. elect to:

•

distribute to all or substantially all holders of BXP common stock certain rights entitling them to purchase, for a period expiring within 60 days after the record date of the distribution, shares of BXP common stock at less than the last reported sale price of a share of BXP common stock on the trading day immediately preceding the declaration date of the distribution; or

•

distribute to all or substantially all holders of BXP common stock our or Boston Properties, Inc.’s assets, debt securities or certain rights to purchase our or Boston Properties, Inc.’s securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the last reported sale price of BXP common stock on the day preceding the declaration date for such distribution, we must notify the holders of the notes at least 35 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for exchange at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise exchangeable at such time. The ex-dividend date is the first date upon which a sale of BXP common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer.

In addition, if we are party to any transaction or event that constitutes a fundamental change, a holder may surrender notes for exchange at any time from and after the 30th scheduled trading day prior to the anticipated effective date of such transaction or event until the corresponding fundamental change repurchase date. Holders who exchange notes in connection with any such fundamental change occurring prior to February 20, 2012, will also be entitled to an increase in the exchange rate to the extent described below under “Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change.” Upon the occurrence of a fundamental change, holders will also have the right to require us to repurchase their notes as set forth below under “Fundamental Change Permits Holders to Require Us to Repurchase Notes.” We will notify holders of the occurrence of a fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction.

A holder will also have the right to exchange notes if Boston Properties, Inc. is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets, in each case pursuant to which BXP common stock would be converted into cash, securities and/or other property, even if such transaction does not also constitute a fundamental change. A holder may exercise this exchange right at any time beginning on the 15th calendar day prior to the anticipated effective date of such transaction and ending on the 15th calendar day following the effective date of such transaction. We will notify holders of any such transaction at least 20 calendar days prior to the anticipated effective date of such transaction.

Exchange upon Delisting of Boston Properties, Inc. Common Stock

A holder may surrender notes for exchange at any time beginning on the first business day after any 30 consecutive trading day period during which BXP common stock is not listed on a U.S. national securities exchange.

Exchange Procedures

If you hold a beneficial interest in a global note, to exchange you must comply with DTC’s procedures for exchanging a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to exchange you must:

•	complete and manually sign the exchange notice on the back of the note, or a facsimile of the exchange notice;

•	deliver the exchange notice, which is irrevocable, and the note to the exchange agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the “exchange date” under the indenture.

If a holder has already delivered a repurchase notice as described under “Fundamental Change Permits Holders to Require us to Repurchase Notes” with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the notice in accordance with the indenture.

Payment Upon Exchange

We will settle exchange of all notes validly tendered for exchange in cash and shares of BXP common stock, if applicable. We will settle each $1,000 principal amount of notes being exchanged by delivering, on the third trading day immediately following the last day of the related observation period, cash and shares of BXP common stock, if any, equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the related observation period. We will inform exchanging holders by notice to the trustee no later than one trading day prior to the first day of the applicable observation period if we elect to pay cash upon exchange of the notes and will specify in such notice the percentage or amount (the “specified percentage” or “specified amount”) of notes for which cash will be paid; provided that we may provide that the specified amount for any trading day will not be in excess of the daily exchange value.

The “observation period” with respect to any note means the 20 consecutive trading-day period beginning on and including the second trading day after you deliver your exchange notice to the exchange agent.

The “daily settlement amount,” for each of the 20 trading days during the observation period, shall consist of:

•	cash equal to the lesser of $50 and the daily exchange value relating to such day; and

•

if such daily exchange value exceeds $50, then, at our option, either (i) cash equal to the difference between such daily exchange value and $50 or (ii) a number of shares of BXP common stock equal to (A) the difference between such daily exchange value and $50, divided by (B) the daily VWAP of BXP common stock for such day.

The “daily exchange value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth (1/20) of the product of (1) the applicable exchange rate and (2) the daily VWAP of BXP common stock (or the consideration into which BXP common stock has been converted in connection with certain corporate transactions) on such day.

The “daily VWAP” for BXP common stock means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page BXP <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of BXP common stock on such trading day as our board of directors determines in good faith using a volume-weighted method).

Notwithstanding any other provision of the notes, no holder of notes shall be entitled to exchange such notes for shares of BXP common stock if and to the extent that we have not received such shares from Boston Properties, Inc. Boston Properties, Inc. has agreed with us to issue to us the number of shares of its common stock that we are required to deliver to all holders of notes that elect to exchange notes for such shares. If Boston Properties, Inc. breaches this obligation and we are unable to deliver shares to any holder of notes as described above, we will at our option either pay cash to such holder in lieu of the shares of BXP common stock otherwise deliverable, or issue to such holder a number of our common units equal to the shortfall in the number of shares otherwise deliverable, with such common units having all the rights and privileges provided in our agreement of limited partnership including the right by, and at Boston Properties Inc.’s election, to have such units redeemed for cash in an amount equal to the fair market value of an equal number of shares of BXP common stock or for an equal number of shares of BXP common stock.

If we elect to deliver:

•

BXP common stock pursuant to clause (ii) of the second bullet of the definition of “daily settlement amount” above and such stock constitutes “restricted securities” as defined in Rule 144 under the Securities Act; or

•	our common units in lieu of BXP common stock pursuant to the immediately preceding paragraph,

we will issue to you an additional 0.03 shares of BXP common stock or 0.03 of our common units, as applicable, for each share of BXP common stock that would otherwise have been due upon exchange (the “additional settlement consideration”). Any additional settlement consideration will be delivered at the time of the delivery of the BXP common stock that would otherwise have been due upon exchange.

We will deliver cash in lieu of any fractional shares of BXP common stock or common units issuable in connection with payment of the amounts above (based on the last reported sale price of BXP common stock on the last day of the applicable observation period).

Exchange Rate Adjustments

The exchange rate will be adjusted as described below, except that we will not make any adjustments to the exchange rate if holders of the notes participate, as a result of holding the notes, in any of the transactions described below without having to exchange their notes.

Adjustment Events.

(1) If Boston Properties, Inc. issues shares of BXP common stock as a dividend or distribution on shares of BXP common stock, or if Boston Properties, Inc. effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

ER' = ER0 ×	OS'
OS0

where,

ER0 = the exchange rate in effect immediately prior to such event;

ER' = the exchange rate in effect immediately after such event;

OS0 = the number of shares of BXP common stock outstanding immediately prior to such event; and

OS' = the number of shares of BXP common stock outstanding immediately after such event.

(2) If Boston Properties, Inc. issues to all or substantially all holders of BXP common stock any rights, warrants or convertible securities entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of BXP common stock at a price per share less than the last reported sale price of BXP common stock on the business day immediately preceding the date of announcement of such issuance, the exchange rate will be adjusted based on the following formula (provided that the exchange rate will be readjusted to the extent that such rights, warrants or convertible securities are not exercised prior to their expiration):

ER' = ER0 ×	OS0 + X
OS0 + Y

where,

ER0 = the exchange rate in effect immediately prior to such event;

ER' = the exchange rate in effect immediately after such event;

OS0 = the number of shares of BXP common stock outstanding immediately prior to such event;

X = the total number of shares of BXP common stock issuable pursuant to such rights; and

Y = the number of shares of BXP common stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices of BXP common stock over the ten consecutive trading-day period ending on the business day immediately preceding the record date (or, if later, the “ex-date” relating such distribution) for the issuance of such rights, warrants or convertible securities.

(3) If Boston Properties, Inc. distributes shares of capital stock, evidences of indebtedness or other assets or property of Boston Properties, Inc. to all or substantially all holders of BXP common stock, excluding:

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this paragraph (3) shall apply;

•	then the exchange rate will be adjusted based on the following formula:

ER' = ER0 ×	SP0
SP0 – FMV

where,

ER0 = the exchange rate in effect immediately prior to such distribution;

ER' = the exchange rate in effect immediately after such distribution;

SP0 = the average of the last reported sale prices of BXP common stock over the ten consecutive trading-day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution); and

FMV = the fair market value (as determined by the board of directors of Boston Properties, Inc.) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of BXP common stock on the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution).

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on BXP common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the exchange rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

ER' = ER0 ×	FMV0 + MP0
MP0

where,

ER0 = the exchange rate in effect immediately prior to such distribution;

ER' = the exchange rate in effect immediately after such distribution;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of BXP common stock applicable to one share of BXP common stock over the first ten consecutive trading-day period after the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of BXP common stock over the first ten consecutive trading-day period after the effective date of the spin-off.

The adjustment to the exchange rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off; provided that in respect of any exchange within the ten trading days following any spin-off, references within this paragraph (3) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between such spin-off and the exchange date in determining the applicable exchange rate.

(4) If Boston Properties, Inc. pays any cash dividend or distribution to all or substantially all holders of BXP common stock to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the exchange rate will be adjusted based on the following formula:

ER' = ER0 ×	SP0 – T
SP0 – C

where,

ER0 = the exchange rate in effect immediately prior to the record date for such distribution;

ER' = the exchange rate in effect immediately after the record date for such distribution;

SP0 = the average of the last reported sale prices of BXP common stock over the ten consecutive trading-day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution); and

T = the dividend threshold amount, which shall initially be $0.68 per quarter and which amount shall be appropriately adjusted from time to time for any stock dividends or payment of certain cash dividends, whether quarterly or special, on, or subdivisions or combinations of, BXP common stock; provided, that if an exchange rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the dividend threshold amount shall be deemed to be zero; and

C = the amount in cash per share that Boston Properties, Inc. distributes to holders of BXP common stock.

(5) If Boston Properties, Inc. or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for BXP common stock, if the cash and value of any other consideration included in the payment per share of BXP common stock exceeds the last reported sale price of BXP common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:

ER' = ER0 ×	AC + (SP' × OS')
OS0 × SP'

where,

ER0 = the exchange rate in effect on the date such tender or exchange offer expires;

ER' = the exchange rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the board of directors of Boston Properties, Inc.) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of BXP common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS' = the number of shares of BXP common stock outstanding immediately after the date such tender or exchange offer expires; and

SP' = the average of the last reported sale prices of BXP common stock over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

If, however, the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made.

As used in this section, “ex-date” means the first date on which the shares of BXP common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

Except as stated herein, we will not adjust the exchange rate for the issuance of shares of BXP common stock or any securities convertible into or exchangeable for shares of BXP common stock or the right to purchase shares of BXP common stock or such convertible or exchangeable securities.

Events that Will not Result in Adjustments. The applicable exchange rate will not be adjusted:

•

upon the issuance of any shares of BXP common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Boston Properties, Inc.’s securities and the investment of additional optional amounts in shares of BXP common stock under any plan;

•

upon the issuance of any shares of BXP common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of BXP common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of BXP common stock;

•	for accrued and unpaid interest; or

•

for the avoidance of doubt, for (i) the issuance of limited partnership units by us (other than to all or substantially all holders of BXP common stock) or (ii) the payment of cash or the issuance of BXP common stock by Boston Properties, Inc. upon exchange, redemption or repurchase of notes.

Adjustments to the applicable exchange rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the exchange rate unless the adjustment would require a change of at least 1% in the exchange rate. However, we will carry forward any adjustments that are less than 1% of the exchange rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a fundamental change, upon any call of the notes for redemption or upon maturity. Except as described in this section, we will not adjust the exchange rate.

Treatment of Reference Property. In the event of:

•	any reclassification of BXP common stock; or

•	a consolidation, merger or combination involving Boston Properties, Inc.; or

•	a sale or conveyance to another person of all or substantially all of the property and assets of Boston Properties, Inc.,

in which holders of the outstanding shares of BXP common stock would be entitled to receive cash, securities or other property for their shares of BXP common stock, you will be entitled thereafter to exchange your notes into:

•	cash up to the aggregate principal amount thereof; and

•

in lieu of the shares of BXP common stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of BXP common stock in the relevant event (“reference property”).

The amount of cash and any reference property you receive will be based on the daily exchange values of reference property and the applicable exchange rate, as described above.

For purposes of the foregoing, the type and amount of consideration that a holder of BXP common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause BXP common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of BXP common stock that affirmatively make such an election.

Treatment of Rights. To the extent that we have a rights plan in effect upon exchange of the notes into BXP common stock, you will receive, in addition to BXP common stock, the rights under the rights plan, unless prior to any exchange, the rights have separated from the BXP common stock, in which case the exchange rate will be adjusted at the time of separation as if we distributed to all holders of BXP common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under “Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Exchange Rate. We are permitted, to the extent permitted by law and subject to the applicable rules of the New York Stock Exchange, to increase the exchange rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the exchange rate to avoid or diminish income tax to holders of BXP common stock or rights to purchase shares of BXP common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Tax Effect. A holder may, in some circumstances, including the distribution of cash dividends to holders of BXP common stock, be deemed to have received a dividend, interest or other income subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the exchange rate, see “United States Federal Income Tax Considerations.”

Adjustment to Shares Delivered upon Exchange upon Fundamental Change

If a fundamental change (as defined below) occurs prior to February 20, 2012, and if you elect to exchange your notes at any time on or after the 30th scheduled trading day prior to the anticipated effective date of such fundamental change until the related fundamental change repurchase date, the exchange rate will be increased by an additional number of shares of BXP common stock (the “additional shares”) as described below. We will notify holders of the occurrence of any such fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction. We will settle exchanges of notes as described below under “Settlement of Exchanges in a Fundamental Change.”

The number of additional shares by which the exchange rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid per share of BXP common stock in the fundamental change. If holders of BXP common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of BXP common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the exchange rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the exchange rate as so adjusted. The number of additional shares will be adjusted in the same manner as the exchange rate as set forth under “Exchange Rate Adjustments.”

The following table sets forth the stock price and the number of additional shares to be received per $1,000 principal amount of notes:

Stock Price
Effective Date	$126.09	$140.00	$150.00	$160.00	$170.00	$180.00	$190.00	$200.00	$225.00	$250.00	$275.00	$300.00	$325.00	$350.00
February 6, 2007	1.3218	0.8581	0.6678	0.5270	0.4223	0.3441	0.2853	0.2407	0.1682	0.1270	0.1009	0.0826	0.0688	0.0577
February 15, 2008	1.3218	0.8355	0.6338	0.4872	0.3808	0.3034	0.2469	0.2053	0.1411	0.1067	0.0857	0.0710	0.0598	0.0507
February 15, 2009	1.3218	0.7923	0.5788	0.4278	0.3219	0.2479	0.1963	0.1600	0.1080	0.0824	0.0672	0.0566	0.0482	0.0413
February 15, 2010	1.3218	0.7319	0.5027	0.3475	0.2450	0.1784	0.1355	0.1079	0.0728	0.0575	0.0482	0.0413	0.0357	0.0309
February 15, 2011	1.3218	0.6458	0.3891	0.2310	0.1404	0.0915	0.0661	0.0529	0.0395	0.0335	0.0290	0.0254	0.0223	0.0196
February 20, 2012	1.3218	0.5339	0.0577	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $350.00 per share (subject to adjustment), the exchange rate will not be adjusted.

•	If the stock price is less than $126.09 per share (subject to adjustment), the exchange rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of BXP common stock issuable upon exchange exceed 7.9308 per $1,000 principal amount of notes, subject to adjustments in the same manner as the exchange rate as set forth under “Exchange Rate Adjustments.”

Our obligation to increase the exchange rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Settlement of Exchanges in a Fundamental Change

As described above under “Exchange Rate Adjustments—Treatment of Reference Property,” upon effectiveness of any fundamental change, the notes will be exchangeable into reference property or cash and reference property, as applicable. If, as described above, we are required to increase the exchange rate by the additional shares as a result of the fundamental change, notes surrendered for exchange will be settled as follows:

•

If the last day of the applicable observation period related to notes surrendered for exchange is prior to the third trading day preceding the effective date of the fundamental change, we will settle such exchange as described under “Payment upon Exchange” above by delivering the amount of cash and shares of BXP common stock, if any, (based on the exchange rate without regard to the number of additional shares to be added to the exchange rate as described above) on the third trading day immediately following the last day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of cash and reference property deliverable in lieu of shares of BXP common stock, if any, as if the exchange rate had been increased by such number of additional shares during the related observation period (and based upon the related daily VWAP prices during such observation period). If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of BXP common stock, we will deliver such increase by delivering reference property based on such increased number of shares.

•

If the last day of the applicable observation period related to notes surrendered for exchange is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such exchange as described under “Payment upon Exchange” above (based on the exchange rate as increased by the additional shares described above) on the later to occur of (1) the effective date of the transaction and (2) third trading day immediately following the last day of the applicable observation period.

Ownership Limit

In order to assist Boston Properties, Inc. in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own more than 6.6% of the BXP common stock, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to exchange such notes for shares of BXP common stock to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the certificates of incorporation of Boston Properties, Inc. See “Limits on Ownership of Boston Properties, Inc. Stock” in this prospectus.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we are responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the exchange price and exchange rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request.

Optional Redemption by Us

Prior to February 20, 2012, we may not redeem the notes except to preserve Boston Properties, Inc.’s status as a real estate investment trust as described below. On or after February 20, 2012, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, on at least 30 days’ and no more than 60 days’ notice. We may not provide notice of a redemption of notes at our option that specifies that we will settle exchanges of notes prior to such redemption in cash and shares of BXP common stock unless, at the time of such notice, we have available to us sufficient registered shares of BXP common stock to satisfy our obligations in respect of any such notes that are exchanged into cash and shares of BXP common stock.

You may exchange notes or portions of notes called for redemption even if the notes are not otherwise exchangeable at that time, until the close of business on the day that is two business days prior to the redemption date.

If we decide to redeem fewer than all of the notes, the trustee will select the notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you exchange a portion of your notes, the exchanged portion will be deemed to be part of the portion selected for redemption.

If at any time we determine it is necessary to redeem the notes in order to preserve Boston Properties, Inc.’s status as a real estate investment trust, we may redeem all of the notes then outstanding for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

We or a third party may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so purchased may, to the extent permitted by applicable law and subject to restrictions contained in the purchase agreement with the initial purchasers, be reissued or resold or may, at our or such third party’s option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

We may deduct and withhold, from the amount payable upon redemption, any amounts required to be deducted and withheld under applicable law.

No sinking fund is provided for the notes.

Repurchase of Notes at Your Option on Specified Dates

On February 15, 2012, February 15, 2017, February 15, 2022, February 15, 2027, and February 15, 2032, you may require us to repurchase any outstanding notes for which you have properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions. You may submit your notes for repurchase to the paying agent at any time from the opening of business on the date that is 25 business days prior to the repurchase date until the close of business on the fifth business day prior to the repurchase date.

We will repurchase each outstanding note for which you have properly delivered and not withdrawn a written repurchase notice at a repurchase price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest up to, but excluding, the repurchase date.

We will pay the repurchase price in cash. For a discussion of the tax treatment of a holder receiving cash, see “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Sale, Exchange or Redemption of Notes.”

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a fundamental change (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to repurchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 business days after the date of our notice of the fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to but excluding the fundamental change repurchase date. Any notes purchased by us will be paid for in cash.

A “fundamental change” shall be deemed to occur upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of BXP common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock (or American Depositary Shares representing shares of common stock) that is:

•	listed on, or immediately after consummation of such transaction or event will be listed on, a United States national securities exchange; or

•

approved, or immediately after the transaction or event will be approved, for listing or quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the exchange agent, if applicable;

•	the applicable exchange rate and any adjustments to the applicable exchange rate;

•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be exchanged only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the repurchase right, you must deliver, on or before the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

We are required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the second business day following the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•

all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors” under the caption “We may be unable to repurchase notes on the specified dates or upon the occurrence of a fundamental change.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have incurred, and may in the future incur, other indebtedness with change in control provisions permitting the holders thereof to accelerate or to require us to repurchase such indebtedness upon the occurrence of specified change in control events or on some specific dates.

Certain of our debt agreements may limit our ability to repurchase notes.

No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as shareholders of Boston Properties, Inc. (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of BXP common stock).

Consolidation, Merger or Sale of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, sell or lease all or substantially all of our properties and assets to, another Person, unless (i) the resulting, surviving or transferee Person (if not Boston Properties, Inc., us or another Person controlled by Boston Properties, Inc.) is a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such entity (if not Boston Properties, Inc., us or another Person controlled by Boston Properties, Inc.) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as a result thereof as having been incurred by us or by such subsidiary at the time of such transaction, no Default or Event of Default has occurred and is continuing under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person shall succeed to, and may exercise every right and power of, Boston Properties Limited Partnership under the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to repurchase the notes of such holder as described above.

Covenants

Existence. Except as permitted under “—Consolidation, Merger or Sale of Assets” above, the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indenture does not require us to preserve any right or franchise if the board of directors of Boston Properties, Inc. determines that any right or franchise is no longer desirable in the conduct of our business.

Maintenance of properties. If we determine that is necessary in order to properly and advantageously carry on our business, the indenture requires us to:

•

cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment; and

•	cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

However, the indenture does not prohibit us or our subsidiaries from (1) permanently removing any property that has been condemned or suffered a casualty loss, if it is in our best interests, or (2) selling or otherwise disposing of our respective properties for value in the ordinary course of business.

Insurance. The indenture requires our insurable properties to be insured against loss or damage in an amount deemed reasonable by the board of directors of Boston Properties, Inc., our general partner, with insurers of recognized responsibility.

Payment of taxes and other claims. The indenture requires us to pay, discharge or cause to be paid or discharged, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property.

However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Events of Default

Each of the following is an Event of Default:

(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, repurchase, declaration or otherwise;

(3)	failure by us to comply with our obligation to exchange the notes into cash or a combination of cash and BXP common stock, as applicable, upon exercise of a holder’s exchange right, and such failure continues for a period of 10 days;

(4)	failure by us to comply with our obligations under “—Consolidation, Merger or Sale of Assets”;

(5)	failure by us to issue a fundamental change notice when due, and such failure continues for a period of 2 days;

(6)	failure by us for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the notes or indenture;

(7)	default by us under any bond, debenture, note, mortgage, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced any recourse indebtedness for money borrowed by us in excess of $50 million in the aggregate, whether such indebtedness now exists or shall hereafter be created, which default either (A) constitutes a failure to pay any portion of the principal of such recourse indebtedness when due and payable at its stated maturity after the expiration of any applicable grace period with respect thereto (and without such recourse indebtedness having been discharged) or (B) resulted in such recourse indebtedness becoming or being declared due and payable prior to its stated maturity (and without such recourse indebtedness having been discharged or such acceleration having been rescinded or annulled), and in each case such default shall not have been rescinded or annulled within 10 days after written notice of such default has been received by us; or

(8)	certain events of bankruptcy, insolvency or reorganization of us or any of our subsidiaries that is an obligor or guarantor of any indebtedness that is also recourse indebtedness of ours with at least $50,000,000 in principal amount outstanding (the “bankruptcy provisions”).

If an Event of Default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an Event of Default arising out of the bankruptcy provisions, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We also are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposes to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate, or extend the stated time for payment, of interest on any note;

(3)	reduce the principal, or extend the stated maturity, of any note;

(4)	make any change that adversely affects the exchange rights of any notes;

(5)	reduce the fundamental change repurchase price, redemption price or repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments or the provisions relating to redemption of the notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	change the place or currency of payment of principal or interest in respect of any note;

(7)	impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(8)	modify the ranking of the notes in a manner adverse to the holders of the notes; or

(9)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the indenture;

(3)	provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Internal Revenue Code);

(4)	add guarantees with respect to the notes;

(5)	secure the notes;

(6)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(7)	make any change that does not materially adversely affect the rights of any holder; or

(8)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Voting

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of the notes:

•

the principal amount of the notes that shall be deemed to be outstanding shall be the amount of principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; and

•	the notes owned by us or any other obligor upon the notes or by any affiliate of ours or of such other obligor shall be disregarded.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting is permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding notes, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of the notes affected by the modifications and amendments of the indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding notes represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolutions passed or decision taken at any properly held meeting of holders of notes is binding on holders of notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding notes. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding notes, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the indenture expressly provides may be made, given, or taken by the holders of a specified percentage in principal amount of all outstanding notes affected by such action, or of the holders of the notes:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date, or upon exchange or otherwise, cash or shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

No Recourse

No recourse under or upon any obligation, covenant or agreement contained in the indenture or the notes, or because of any indebtedness evidenced thereby, shall be had (1) against Boston Properties, Inc. or any other past, present or future partner in BPLP, (2) against any other person or entity which owns an interest, directly or indirectly, in any partner of BPLP, or (3) against any past, present or future shareholder, employee, officer or director, as such, of BPLP or Boston Properties, Inc. or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of notes waives and releases all such liability by accepting the notes. The waiver and release are part of the consideration for the issuance of the notes.

Trustee

The Bank of New York Trust Company, N.A. is the trustee, security registrar, paying agent and exchange agent for the notes.

Governing Law

The indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The notes were initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes was deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note is limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a global note with DTC’s custodian, DTC will credit on its internal system portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

The global notes are subject to restrictions on transfer as set forth under “Notice to Investors.”

All interests in the global notes are subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	are not be entitled to have notes represented by the global note registered in their names;

•	are not receive or be entitled to receive physical, certificated notes; and

•

are not considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note is governed by standing instructions and customary industry practice and is the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at anytime that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes, subject to DTC’s procedures; or

•	if an event of default or certain other events provided in the indenture should occur.

Registration Rights; Additional Interest

Boston Properties Limited Partnership, Boston Properties, Inc. and the initial purchasers of the notes entered into a registration rights agreement pursuant to which Boston Properties Limited Partnership and Boston Properties, Inc. have agreed:

•

to file with the SEC, or otherwise have on file with the SEC, by the 90th day after the date we first issue the notes, a shelf registration statement to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we described below for use with the shelf registration statement;

•

to use our respective reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act, as promptly as practicable but in any event by the 210th day after the date we first issue the notes or otherwise make available for use by selling securityholders an effective shelf registration statement no later than such date; and

•	to use our respective reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act, until there are no registrable securities outstanding.

The registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events and subject to certain conditions. We refer to any such period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of such a suspension. Each holder, by its acceptance of the notes, has agreed to hold any such suspension notice in response to a notice of a proposed sale in confidence. However, if the disclosure relates to a proposed or pending material business transaction, the disclosure of which the board of directors of Boston Properties, Inc. determines in good faith would be reasonably likely to impede our ability to consummate such transaction, or would otherwise be seriously detrimental to Boston Properties, Inc. and its subsidiaries taken as a whole, we may extend the suspension period from 45 days to 60 days in any three-month period or from 90 days to 120 days in any 12-month period.

In addition, if Boston Properties Limited Partnership and Boston Properties, Inc. deem it necessary to file a post-effective amendment to the registration statement in order to make changes to the information in the prospectus regarding the selling holders or the plan of distribution, Boston Properties Limited Partnership and Boston Properties, Inc. may suspend sales under the registration statement until the date on which the post-effective amendment is declared effective by the SEC; provided, however, that any days in any such suspension period shall count towards the 45- and 90-day periods (or the extended 60-day and 120-day periods, if applicable) referred to in the previous paragraph.

“Registrable securities” means each note and any shares of BXP common stock delivered upon exchange of the notes until the earlier of:

•	the date the notes and any such shares of BXP common stock have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; and

•

the date when the notes or any such shares of BXP common stock are eligible for sale by a holder that is not an affiliate of ours or of Boston Properties, Inc. pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect.

Holders of registrable securities must deliver to Boston Properties Limited Partnership and Boston Properties, Inc. certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. We will provide to selling securityholders upon request a form of notice and questionnaire to be used for this purpose. Any holder that does not duly complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in the shelf registration statement and will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement. Boston Properties Limited Partnership and Boston Properties, Inc. cannot assure you that we will be able to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement is likely to limit a holder’s ability to sell its registrable securities and adversely affect the price, if any, at which it may sell its registrable securities.

If:

•

the shelf registration statement is not filed with the SEC by the 90th day after the first issue date of the notes and Boston Properties Limited Partnership and Boston Properties, Inc. do not have on file with the SEC an effective shelf registration statement covering resales of the registrable securities;

•

the shelf registration statement has not been declared effective under the Securities Act by the 210th day after the first issue date of the notes or an effective shelf registration statement covering resales of the registrable securities is otherwise not made available for use by selling securityholders by such date;

•

a holder supplies the questionnaire described above after the effective date of the shelf registration statement or the date after which Boston Properties Limited Partnership and Boston Properties, Inc first make available an effective shelf registration statement for use by selling securityholders, and Boston Properties Limited Partnership and Boston Properties, Inc. fail to supplement or amend the shelf registration statement, or file a new shelf registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•

the shelf registration statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional shelf registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a post-effective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus forming part of the shelf registration statement regarding the selling securityholders or the plan of distribution, and (1) Boston Properties Limited Partnership and Boston Properties, Inc. do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or, if a suspension period is then in effect, the tenth business day following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange

Act, or (2) if suspension periods exceed an aggregate of 45 days in any three-month period or an aggregate of 90 days in any 12-month period (or the extended 60-day and 120-day periods described above, if applicable); or

•

Boston Properties Limited Partnership and Boston Properties, Inc. fail to name as a selling securityholder, in the shelf registration statement or any amendment to the shelf registration statement, at the time it becomes effective under the Securities Act, or in any prospectus relating to the shelf registration statement, at the time Boston Properties Limited Partnership and Boston Properties, Inc. file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities who has provided to us the required selling securityholder information. We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•	an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and

•	an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been exchanged for shares of BXP common stock. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on February 15 and August 15 of each year to each holder who is entitled to receive additional interest in respect to registrable securities of which the holder was the holder of record at the close of business on the immediately preceding February 1 and August 1, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period Boston Properties Limited Partnership and Boston Properties, Inc must keep the shelf registration statement effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than Boston Properties Limited Partnership’s and Boston Properties, Inc.’s obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

Boston Properties Limited Partnership and Boston Properties, Inc. have agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the initial shelf registration statement by release through a reputable national newswire service; provided that if we and Boston Properties, Inc. designate a previously filed and effective shelf registration statement for use by holders of registrable securities, in lieu of the foregoing notice Boston Properties Limited Partnership and Boston Properties, Inc will provide notice of our designation of such shelf registration statement and the date on which Boston Properties Limited Partnership and

Boston Properties, Inc will first make available for use by selling securityholders a prospectus thereunder. A holder of registrable securities that does not provide Boston Properties Limited Partnership and Boston Properties, Inc. with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date the initial shelf registration statement becomes effective will not be named as a selling security holder in the shelf registration statement when it becomes effective and will not able to use the shelf registration statement to resell registrable securities. Similarly, if Boston Properties Limited Partnership and Boston Properties, Inc. designate an effective shelf registration statement for use by selling securityholders, a holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date of the initial prospectus made available to selling securityholders will not be named as a selling securityholder in the prospectus and will not able to use the shelf registration statement to resell registrable securities. However, in either case, such a holder of registrable securities may thereafter provide Boston Properties Limited Partnership and Boston Properties, Inc with a completed questionnaire, following which we will, as promptly as reasonable practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to the prospectus relating to the shelf registration statement or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if Boston Properties Limited Partnership and Boston Properties, Inc. receive the questionnaire during a suspension period, or Boston Properties Limited Partnership and Boston Properties, Inc. initiate a suspension period within five business days after we receive the questionnaire, then Boston Properties Limited Partnership and Boston Properties, Inc. will except as described below, make the filing within ten business days after the end of the suspension period. Boston Properties Limited Partnership and Boston Properties, Inc. are not required to file more than three such amendments or supplements for all holders during a fiscal quarter. If Boston Properties Limited Partnership and Boston Properties, Inc. file a post-effective amendment or a new shelf registration statement, then Boston Properties Limited Partnership and Boston Properties, Inc. will use our respective reasonable best efforts to cause the post-effective amendment or new shelf registration statement to be declared effective under the Securities Act, as promptly as practicable, but in any event by the 30th day in the case of a post-effective amendment and the 60th day in the case of a new shelf registration statement, after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement, as applicable.

If a holder does not deliver a duly completed questionnaire on or before the tenth business day before the effective date of the original shelf registration statement or on or before the tenth business day before the date the prospectus is first made available for use by selling securityholders, the holder could experience significant additional delay. We strongly encourage holders to submit a completed questionnaire as promptly as possible following completion of this offering. To the extent that any holder of registrable securities identified in the shelf registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

The specific provisions relating to the registration described above are contained in the registration rights agreement that was entered into on the closing of the initial offering of the notes. This summary of the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement.

DESCRIPTION OF COMMON STOCK OF BOSTON PROPERTIES, INC.

The following is a summary of the material terms and provisions of the BXP common stock. It may not contain all the information that is important to you. You can access complete information by referring to the certificate of incorporation and bylaws of Boston Properties, Inc., the shareholder rights plan of Boston Properties, Inc. and the Delaware General Corporation Law. Such shareholder rights plan, certificate of incorporation and bylaws are incorporated by reference into this prospectus.

General

Under the certificate of incorporation, Boston Properties, Inc. has the authority to issue 250,000,000 shares of common stock, par value $0.01 per share. On March 1, 2007, there were:

•	118,955,540 shares of BXP common stock issued and outstanding;

•

20,331,657 common units of partnership interest in BPLP issued and outstanding (other than the common units held by Boston Properties, Inc.), each of which is redeemable for one share of BXP common stock (if Boston Properties, Inc. elects to issue common stock rather than pay cash upon such redemption);

•

673,242 long term incentive units of partnership interest in BPLP issued and outstanding pursuant to the Long-Term Incentive Plan, each of which, upon the satisfaction of certain conditions, is convertible into one common unit; and

•

1,277,463 Series Two preferred units of partnership interest in BPLP issued and outstanding, each of which is currently convertible into approximately 1.312336 common units (or a total of 1,676,460 common units).

Boston Properties, Inc. may issue common stock from time to time. Boston Properties, Inc.’s board of directors must approve the amount of stock we sell and the price for which it is sold. Holders of BXP common stock do not have any preferential rights or preemptive rights to buy or subscribe for capital stock or other securities that Boston Properties, Inc. may issue. However, each outstanding share of BXP common stock currently has attached to it one preferred stock purchase right issued under the shareholder rights plan, which is summarized below. BXP common stock does not have any redemption or sinking fund provisions or any conversion rights.

All of the BXP common stock, when issued, will be duly authorized, fully paid and nonassessable. This means that the full price for the Boston Properties, Inc. outstanding common stock will have been paid at the time of issuance and that any holder of BXP common stock will not later be required to pay Boston Properties, Inc. any additional money for Boston Properties, Inc.’s common stock.

Dividends

Subject to the preferential rights of any other shares of Boston Properties, Inc. stock and the provisions of the certificate of incorporation regarding excess shares, holders of BXP common stock may receive dividends out of assets that Boston Properties, Inc. can legally use to pay dividends when and if they are authorized and declared by the board of directors of Boston Properties, Inc. In the event Boston Properties, Inc. is liquidated, dissolved or its affairs are wound up, each common stockholder shares in the same proportion as other common stockholders out of assets that Boston Properties, Inc. can legally use to pay distributions after Boston Properties, Inc. pays or makes adequate provision for all of its known debts and liabilities.

Voting rights

Subject to the provisions of the certificate of incorporation of Boston Properties, Inc. regarding excess shares, holders of common stock will have the exclusive power to vote on all matters presented to Boston

Properties, Inc. stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other shares of Boston Properties, Inc. stock. Holders of BXP common stock are entitled to one vote per share. There is no cumulative voting in the election of directors of Boston Properties, Inc. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock.

Other rights

Subject to the provisions of the certificate of incorporation of Boston Properties, Inc. regarding excess shares, all shares of BXP common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law.

Delaware law generally requires that Boston Properties, Inc. obtain the approval of a majority of the outstanding shares of BXP common stock that are entitled to vote before Boston Properties, Inc. may consolidate or merge with another corporation. However, Delaware law does not require that Boston Properties, Inc. seek approval of the stockholders of Boston Properties, Inc. to enter into a merger in which Boston Properties, Inc. is the surviving corporation following the merger if:

•	the certificate of incorporation of Boston Properties, Inc. is not amended in any respect by the merger;

•	each share of Boston Properties, Inc. stock outstanding prior to the merger is to be an identical share of stock following the merger; and

•

any shares of common stock (together with any other securities convertible into shares of common stock) to be issued or delivered as a result of the merger represent in the aggregate no more than 20% of the number of shares of the BXP common stock outstanding immediately prior to the merger.

Restrictions on ownership

For Boston Properties, Inc. to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of the Boston Properties, Inc. outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. To assist Boston Properties, Inc. in meeting this requirement, it may take actions including the automatic conversion of shares in excess of this ownership restriction into excess shares to limit the ownership of the outstanding equity securities of Boston Properties, Inc., actually or constructively, by one person or entity. See “Limits on Ownership of Boston Properties, Inc. Common Stock.”

Transfer agent

The transfer agent and registrar for BXP common stock is Computershare Trust Company, N.A.

Preferred stock

Under the certificate of incorporation of Boston Properties, Inc., it has authority to issue up to 50,000,000 shares of preferred stock. Boston Properties, Inc. does not have any preferred stock outstanding as of the date of this prospectus. Boston Properties, Inc. may issue preferred stock from time to time, in one or more series, as authorized by its board of directors. Prior to issuance of shares of each series, the board of directors of Boston Properties, Inc. is required by the Delaware General Corporation Law and the certificate of incorporation of Boston Properties, Inc. to fix for each series, subject to the provisions of the certificate of incorporation regarding excess shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by

Delaware law. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The board of directors of Boston Properties, Inc. could authorize the issuance of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of the BXP common stock might believe to be in their best interests or in which holders of some, or a majority, of the BXP common stock might receive a premium for their shares over the then market price of the BXP common stock.

Under the certificate of incorporation of Boston Properties, Inc., it has authority to issue up to 200,000 shares of Series E junior participating cumulative preferred stock. None of the Series E junior participating cumulative preferred stock is issued or outstanding. Shares of the Boston Properties, Inc. Series E junior participating cumulative preferred stock may be issued under the shareholder rights plan of Boston Properties, Inc., which is summarized below.

Shareholder rights plan

In 1997, the board of directors of Boston Properties, Inc. adopted a shareholder rights plan and entered into a shareholder rights agreement with Bank of America (f.k.a. Fleet National Bank, f.k.a. BankBoston, N.A.), as rights agent. The rights may discourage, delay or prevent hostile takeovers. They are not intended, however, to interfere with any merger or other business combination approved by the board of directors of Boston Properties, Inc.

Under the shareholder rights plan of Boston Properties, Inc., one preferred stock purchase right is attached to each outstanding share of BXP common stock. We refer to these preferred stock purchase rights as the “rights.” Each share of common stock issued in the future will also receive a right until any of the rights become exercisable. Until a right is exercised, the holder of a right does not have any additional rights as a stockholder. These rights will expire on June 16, 2007, unless previously redeemed or exchanged by us as described below. These rights trade automatically with the BXP common stock and will separate from the common stock and become exercisable only under the circumstances described below.

In general, the rights will separate from the BXP common stock and become exercisable when the first of the following events happens:

(1)	ten calendar days after a public announcement that a person or a group of affiliated or associated persons has acquired beneficial ownership of more than 15% of the sum of the Boston Properties, Inc. outstanding common stock and excess stock, the date of such public announcement being referred to as a stock acquisition date; or

(2)	ten business days, or such other date determined by the board of directors of Boston Properties, Inc., after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning more than 15% of the sum of the Boston Properties, Inc. outstanding common stock and excess stock.

Under the shareholder rights plan of Boston Properties, Inc., shares of the BXP common stock that may be issued upon redemption of outstanding common units of limited partnership interest in BPLP are not included in the definition of beneficial ownership.

However, if a person who became a limited partner of BPLP at the time of the initial public offering of Boston Properties, Inc. acquires beneficial ownership of more than 15% of the sum of the BXP common stock and excess stock, the rights will not become exercisable unless the acquisition results in that person acquiring a percentage of the outstanding shares of the outstanding common stock of Boston Properties, Inc. plus outstanding common units of limited partnership interest of BPLP that is greater than the percentage of outstanding shares of common stock plus outstanding common units of limited partnership interest of BPLP that such person held at the completion of Boston Properties, Inc. initial public offering. In addition, no group of which Messrs.

Zuckerman or E. Linde, any of their respective heirs, legatees or devisees, or any other person whose beneficial ownership of shares of the BXP common stock would be attributed to Mr. Zuckerman and Mr. E. Linde, respectively, under the Internal Revenue Code, will be deemed to beneficially own any of Boston Properties, Inc.’s securities owned by that person. Common units of limited partnership interest of BPLP held by Boston Properties, Inc. are excluded in making these calculations.

If the rights become exercisable, holders of the rights will be able to purchase from Boston Properties, Inc. a unit of preferred stock equal to one one-thousandth of a share of Boston Properties, Inc.’s Series E junior participating cumulative preferred stock at a cash exercise price of $100 per unit, subject to adjustment. Boston Properties, Inc. has designated 200,000 shares of Series E junior participating cumulative preferred stock and has reserved these shares for issuance under the shareholder rights plan of Boston Properties, Inc. However, all rights owned by any persons or groups triggering the event shall be void.

In the event that a stock acquisition date occurs, the rights (other than those held by the person or group triggering the stock acquisition date, whose rights will become null and void) will be exercisable for units of our Series E junior participating cumulative preferred stock having a market value of two times the exercise price of the rights.

In addition, if at any time following a stock acquisition date:

•	Boston Properties, Inc. enters into a merger or other business combination transaction in which Boston Properties, Inc. is not the surviving entity;

•

Boston Properties, Inc. enters into a merger or other business combination transaction in which all or part of the BXP common stock is exchanged for stock or other securities of any other person or cash or any other property; or

•	Boston Properties, Inc. sells, transfers or mortgages 50% or more of its assets or earning power;

then each holder of a right, other than rights held by the person or group who triggered the event, will be entitled to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

At any time on or after the date on which the rights separate and become exercisable, the board of directors of Boston Properties, Inc. may, at its option, exchange all or any part of the then outstanding and exercisable rights for shares of BXP common stock or units of Series E junior participating cumulative preferred stock at an exchange ratio of one share or one unit per right. However, the board of directors of Boston Properties, Inc. generally will not be empowered to effect an exchange at any time after any person becomes the beneficial owner of 50% or more of the Boston Properties, Inc. outstanding common stock.

Boston Properties, Inc. may redeem the rights in whole, but not in part, at a price of $.001 per right at any time before the earlier of (1) the date that is ten calendar days after a stock acquisition date or (2) the expiration date of the rights plan. The rights will expire at the close of business on June 16, 2007 unless we redeem them before that date.

Boston Properties, Inc. may, in its sole discretion, amend any provision of the rights agreement until the rights become exercisable. After the rights become exercisable, Boston Properties, Inc. may, subject to specified limitations, amend the rights agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of the holders of the rights.

The above description of the shareholder rights plan of Boston Properties, Inc. is not intended to be a complete description. For a full description of the shareholder rights plan, you should read the rights agreement. The foregoing description of the shareholder rights plan is qualified in its entirety by reference to the rights agreement. A copy of the shareholder rights plan has been filed with the SEC and is incorporated herein by reference.

LIMITS ON OWNERSHIP OF BOSTON PROPERTIES, INC. COMMON STOCK

Ownership limits

For Boston Properties, Inc. to qualify as a real estate investment trust under the Internal Revenue Code, among other things, not more than 50% in value of the Boston Properties, Inc. outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year, and the Boston Properties, Inc. outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to protect Boston Properties, Inc. against the risk of losing its status as a real estate investment trust and to otherwise protect it from the consequences of a concentration of ownership among the stockholders of Boston Properties, Inc., the certificate of incorporation of Boston Properties, Inc. provides that generally no holder may beneficially own more than 6.6% of any class or series of our stock. Under the certificate of incorporation of Boston Properties, Inc., a person generally “beneficially owns” shares if:

•	the person has direct ownership of the shares;

•

the person has indirect ownership of the shares taking into account the constructive ownership rules of Section 544 of the Internal Revenue Code, as modified by Section 856(h)(1)(B) of the Internal Revenue Code; or

•	the person would be deemed to beneficially own the shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

The certificate of incorporation of Boston Properties, Inc. provides two exceptions to the 6.6% ownership limit.

15% Related Party Ownership Limit

Each of Messrs. Mortimer B. Zuckerman and Edward H. Linde, together with his respective heirs, legatees, devisees and any other person whose beneficial ownership of shares of the BXP common stock would be attributed to him under the Internal Revenue Code, is subject to an ownership limit of 15%.

15% Look-Through Entity Ownership Limit

Trusts described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code, as modified by Section 856(h)(3) of the Internal Revenue Code, and entities registered under the Investment Company Act of 1940 are subject to an ownership limit of 15%. These types of entities are among the entities that are not treated as stockholders under the requirement that not more than 50% in value of the Boston Properties, Inc. outstanding stock be owned by five or fewer individuals during the last half of a taxable year other than our first year. Rather, the beneficial owners of these entities will be counted as stockholders for this purpose.

Additionally, the board of directors of Boston Properties, Inc. may, in its sole discretion, waive the foregoing ownership limits if evidence satisfactory to the board of directors is presented that the changes in ownership will not jeopardize Boston Properties, Inc. status as a real estate investment trust and the board of directors otherwise determines that such action is in the best interests of Boston Properties, Inc.

These ownership limitations may have the effect of precluding the acquisition of control of Boston Properties, Inc.

Shares in excess of ownership limits

Purported transfers of the Boston Properties, Inc. stock or beneficial ownership of the Boston Properties, Inc. stock that would result in:

•	any person violating the ownership limit applicable to that person;

•	our stock being beneficially owned by fewer than 100 persons;

•	Boston Properties, Inc. being “closely held” with the meaning of Section 856(h) of the Internal Revenue Code; or

•	Boston Properties, Inc. constructively owning 10% or more of one of our tenants,

shall be null and void and of no effect with respect to the number of shares of stock that would cause such result. These shares will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to a trust for the benefit of a qualified charitable organization selected by Boston Properties, Inc. Additionally, events other than purported transfers that would result in the occurrence of any of the events described above will result in a number of shares of stock sufficient to prevent the occurrence of such event converting into an equal number of shares of the Boston Properties, Inc. excess stock and being transferred to the trust. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the excess stock to a person who could own the shares without violating the applicable limits and distribute to the original transferee-stockholder an amount equal to the lesser of:

•	the proceeds of the sale; or

•

the price paid by the original transferee-owner for the shares of the Boston Properties, Inc. stock that converted into excess stock in the purported transfer that triggered such conversion or, if the event that triggered the conversion of shares into excess stock was a gift or an event other than a transfer, the market price of the shares of the Boston Properties, Inc. stock that converted into excess stock on the date of such event, which will be determined in the manner set forth in the certificate of incorporation of Boston Properties, Inc.

All dividends and other distributions received with respect to the excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the original transferee-owner will be distributed to the beneficiary of the trust.

The foregoing restrictions will not apply if the board of directors of Boston Properties, Inc. determines that it is no longer in the best interests of Boston Properties, Inc. to attempt to, or to continue to, qualify as a real estate investment trust.

Right to purchase excess shares

In addition to the foregoing transfer restrictions, Boston Properties, Inc. has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of these shares for the lesser of:

•

the price paid by the original transferee-owner for the shares of the Boston Properties, Inc. stock that converted into excess stock in the purported transfer that triggered such conversion or, if the event that triggered the conversion of shares into excess stock was a gift or an event other than a transfer, the market price of the shares of the Boston Properties, Inc. stock that converted into excess stock on the date of such event, which will be determined in the manner set forth in the certificate of incorporation of Boston Properties, Inc.; or

•

the market price of the Boston Properties, Inc. stock on the date it exercises its option to purchase, which will be determined in the manner set forth in the certificate of incorporation of Boston Properties, Inc.

The 90-day period begins on the date of the purported transfer or other event that resulted in the conversion of shares into excess stock if the original transferee-stockholder gives notice to Boston Properties, Inc. of such event or, if no notice is given, the date on which the board of directors of Boston Properties, Inc. determines that such event has occurred.

Disclosure of stock ownership by the stockholders of Boston Properties, Inc.

Each of the stockholders of Boston Properties, Inc. will be required to disclose to Boston Properties, Inc. upon demand in writing any information Boston Properties, Inc. may request to determine its status as a real estate investment trust and ensure compliance with the ownership limits.

IMPORTANT PROVISIONS OF DELAWARE LAW, BOSTON PROPERTIES, INC.’S

CERTIFICATE OF INCORPORATION AND BYLAWS AND OTHER GOVERNANCE DOCUMENTS

The following is a summary of important provisions of Delaware law, the certificate of incorporation and bylaws of Boston Properties, Inc. and other governance documents which affect Boston Properties, Inc. and its stockholders. The description below is intended as only a summary. You can access complete information by referring to Delaware General Corporation Law, the certificate of incorporation and bylaws of Boston Properties, Inc. and the other governance documents referred to in this section.

Business combinations with interested stockholders under Delaware law

Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the date on which the person became an interested stockholder, the business combination is approved by the board of directors and the holders of at least two-thirds of the voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

As defined in Section 203, the term “interested stockholder” is generally (1) a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock or (2) a person who is an affiliate or associate of the corporation and was, together with affiliates and associates, the owner of 15% or more of a corporation’s outstanding voting stock within the past three years. As defined in Section 203, a “business combination” includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Boston Properties, Inc.

Amendment of the certificate of incorporation and bylaws of Boston Properties, Inc.

Amendments to the certificate of incorporation of Boston Properties, Inc. must be approved by the affirmative vote of more than 75% of the directors then in office and generally by the vote of a majority of the votes entitled to be cast at a meeting of the stockholders of Boston Properties, Inc. However, the affirmative vote of not less than 75% of Boston Properties, Inc.’s outstanding shares entitled to vote thereon, voting together as a single class, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon, is required for amendments dealing with fundamental governance provisions of the certificate of incorporation of Boston Properties, Inc., including provisions relating to:

•	stockholder action;

•	the powers, election of, removal of and classification of directors;

•	limitation of liability; and

•	amendment of the bylaws or certificate of incorporation of Boston Properties, Inc.

Unless otherwise required by law, the board of directors of Boston Properties, Inc. may amend the bylaws of Boston Properties, Inc. by a majority vote of the directors of Boston Properties, Inc. then in office. The bylaws of Boston Properties, Inc. may also be amended at a meeting of stockholders by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to be cast on such amendment, voting together as a single class, if the board of directors of Boston Properties, Inc. recommends the approval of the amendment. Otherwise the bylaws of Boston Properties, Inc. may be amended at a meeting of stockholders by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class.

Meetings of stockholders

Under the bylaws of Boston Properties, Inc., Boston Properties, Inc. will hold annual meetings of its stockholders at a date and time as determined by the board of directors, Chairman or President of Boston Properties, Inc. The bylaws of Boston Properties, Inc. require advance notice for the stockholders of Boston Properties, Inc. to make nominations of candidates for the board of directors of Boston Properties, Inc. or bring other business before an annual meeting of the stockholders of Boston Properties, Inc. Only the board of directors of Boston Properties, Inc. can call special meetings of the stockholders of Boston Properties, Inc. and any special meeting is restricted to considering and acting upon matters set forth in the notice of that special meeting.

Board of directors

The board of directors of Boston Properties, Inc. is divided into three classes. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified.

The certificate of incorporation of Boston Properties, Inc. provides that the affirmative vote of more than 75% of the directors then in office is required to approve fundamental transactions or actions, including:

•	a change of control of Boston Properties, Inc. or of BPLP;

•	any amendment to the limited partnership agreement of BPLP;

•	any waiver of the limitations on ownership contained in the certificate of incorporation of Boston Properties, Inc.;

•	any merger, consolidation or sale of all or substantially all of the assets of Boston Properties, Inc. or of BPLP;

•	certain issuances of equity securities by Boston Properties, Inc. (but not including, among others, underwritten public offerings);

•

Boston Properties, Inc. or BPLP making a general assignment for the benefit of creditors or instituting any proceedings in bankruptcy or for the liquidation, dissolution, reorganization or winding up of either entity or consenting to the taking of any of these actions against either entity;

•	any amendment of the certificate of incorporation of Boston Properties, Inc.;

•

Boston Properties, Inc. conducting business other than through BPLP or for either of them to engage in any business other than the ownership, construction, development, management and operation of commercial real estate properties; and

•	termination of Boston Properties, Inc.’s status as a REIT.

Limitation of directors’ and officers’ liability

The certificate of incorporation of Boston Properties, Inc. generally limits the liability of the directors of Boston Properties, Inc. to Boston Properties, Inc. and its stockholders to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended. The Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the Delaware General Corporation Law shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against these persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and, in the case of a criminal proceeding, provided each person had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of a corporation unless the directors successfully defend the action or indemnification is ordered by the court.

The bylaws of Boston Properties, Inc. provide that its directors and officers will be, and, in the discretion of the board of directors of Boston Properties, Inc., non-officer employees may be, indemnified to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of our company. The bylaws of Boston Properties, Inc. also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders, or otherwise.

The certificate of incorporation of Boston Properties, Inc. contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, including an injunction or rescission, for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Boston Properties, Inc. pursuant to the foregoing provisions, Boston Properties, Inc. has been informed that in the opinion of the staff of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Indemnification Agreements

Boston Properties, Inc. has entered into indemnification agreements with each of the directors and some of the officers of Boston Properties, Inc. The indemnification agreements require, among other things, that Boston Properties, Inc. indemnify the directors and officers of Boston Properties, Inc. to the fullest extent permitted by law and advance to the directors and officers of Boston Properties, Inc. all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Boston Properties, Inc. must also indemnify and advance all expenses incurred by the directors and officers of Boston Properties, Inc. seeking to enforce their rights under the indemnification agreements and may cover the directors and officers of Boston Properties, Inc. under its directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to the directors and officers of Boston Properties, Inc. that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or stockholders to eliminate the rights it provides.

Boston Properties Limited Partnership Agreement

Boston Properties, Inc. has agreed in the limited partnership agreement of BPLP not to engage in specified extraordinary transactions, including, among others, business combinations, unless limited partners of BPLP, other than Boston Properties, Inc., receive, or have the opportunity to receive, either (1) the same consideration for their partnership interests as holders of BXP common stock in the transaction or (2) limited partnership units that, among other things, would entitle the holders, upon redemption of these units, to receive shares of common equity of a publicly traded company or the same consideration as holders of the common stock of Boston Properties, Inc. received in the transaction. If these limited partners would not receive such consideration, Boston Properties, Inc. cannot engage in the transaction unless limited partners holding at least 75% of the common units of limited partnership interest, other than those held by Boston Properties, Inc. or its affiliates, consent to the transaction. In addition, Boston Properties, Inc. has agreed in the limited partnership agreement of BPLP that Boston Properties, Inc. will not complete business combinations in which Boston Properties, Inc. receives the approval of its common stockholders unless either (1) limited partners holding at least 75% of the common units of limited partnership interest, other than those held by Boston Properties, Inc. or its affiliates, consent to the transaction or (2) the limited partners of BPLP are also allowed to vote and the transaction would have been approved had these limited partners been able to vote as common stockholders on the transaction. Therefore, if the common stockholders of Boston Properties, Inc. approve a specified extraordinary transaction, the partnership agreement requires the following before Boston Properties, Inc. can complete the transaction:

•	holders of partnership interests in BPLP, including Boston Properties, Inc., must vote on the matter;

•	Boston Properties, Inc. must vote all of its partnership interests in the same proportion as the stockholders of Boston Properties, Inc. voted on the transaction; and

•	the result of the vote of holders of partnership interests in BPLP must be such that had such vote been a vote of stockholders, the transaction would have been approved.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences relating to the purchase, ownership and disposition of the notes, the qualification and taxation of Boston Properties, Inc. as a REIT and the ownership and disposition of shares of BXP common stock for which the notes may be exchanged.

Because this is a summary that is intended to address only certain material United States federal income tax consequences relating to the ownership and disposition of the notes and the exchange of notes for shares of BXP common stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, or are otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended, or the Code;

•	this summary does not address state, local, or non-U.S. tax considerations;

•	this summary only applies to notes that are purchased by initial holders at the “issue price” (as defined below);

•	this summary deals only with noteholders and Boston Properties, Inc. stockholders that hold notes or shares of stock as “capital assets” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the notes and the exchange of notes for shares of Boston Properties, Inc. common stock on your individual tax situation, including any state, local, or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary, and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion which do not bind the IRS or the courts, and that a court could agree with the IRS.

Taxation of Noteholders

As used herein, the term “U.S. Holder” means any beneficial owner of a note, other than an entity treated as a partnership for U.S. federal income tax purposes, that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons under applicable Treasury Regulations. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. The terms “U.S. stockholder” and “non-U.S. stockholder” have corresponding meanings with respect to holders of shares of BXP common stock received pursuant to an exchange of a note.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, or BXP common stock received pursuant to an exchange of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of notes, or BXP common stock received pursuant to an exchange of a note, that is a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of notes, or BXP common stock received pursuant to an exchange of a note.

U.S. Holders of the Notes

Interest and Original Issue Discount. If the issue price of a note is less than its stated redemption price at maturity, then the note will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the note’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments) and, in this case, is expected to equal the principal amount of the note. The amount of OID on the notes will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity. Because holders of notes have an option to require us to repurchase the notes on February 15, 2012, such date will be treated as the maturity date of the notes for purposes of determining whether the amount of any OID on the notes is de minimis, as well as for purposes of determining the yield to maturity of the notes as described in the following paragraph.

If the difference between the issue price and the stated redemption price at maturity of a note is more than the statutory de minimis amount, the notes will be treated as having been issued with OID. The amount of OID on a note, which is equal to the difference, must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. Because the notes are treated as issued with OID, if any holder does not exercise its option to require us to repurchase the notes on February 15, 2012, then any notes not repurchased will be treated for purposes of applying the OID rules going forward as having been repurchased and reissued as of such date for an issue price equal to the original issue price, increased by the amount of OID previously includible in income by holders of such notes.

Payments of Stated Interest. Stated interest on a note generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Additional Interest. If we or Boston Properties, Inc. fail to comply with specified obligations under the registration rights agreement, such non-compliance may result in the payment of additional interest in the manner described under “Description of Notes—Registration Rights; Additional Interest.” In general, when the amount or timing of any additional payments on a debt instrument is contingent, such debt instrument could be subject to special rules that apply to contingent payment debt instruments. We intend, however, to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of additional interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments will be made is a “remote” or “incidental” contingency, within the meaning of applicable Treasury regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Market Discount. If a U.S. Holder purchases a note after original issue for an amount that is less than its “adjusted issue price” such U.S. Holder will be treated as having purchased such note at a “market discount” equal to the amount of the difference, unless such market discount is less than a statutory de minimis amount. The adjusted issue price of a note issued with OID is equal to the original issue price of the note increased by the aggregate amount of accrued OID on the Note, less any prior payments on the note other than stated interest payments. Under the market discount rules, a U.S. Holder will be required to treat any payment on the notes that does not constitute stated interest or accrued but unpaid OID or any gain realized on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

Amortizable Bond Premium. If a U.S. Holder’s tax basis in a debt instrument, including an OID note, immediately after the purchase is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of stated interest, such U.S. Holder will be considered to have purchased the debt instrument with “amortizable bond premium,” and will not be required to include any OID in income. However, for these purposes a holder’s tax basis in a note will be reduced by an amount equal to the value of the option to exchange the note for Boston Properties, Inc. common stock. The value of this option may be determined under any reasonable method.

A U.S. Holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. In general, a U.S. Holder amortizes bond premium by offsetting the stated interest allocable to an accrual period with the bond premium allocable to the period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

If a U.S. Holder purchases a note for an amount (reduced as described above by the value of the exchange rights) that is greater than its adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that must be included in gross income with respect to the note for any taxable year will be reduced by a portion of the acquisition premium pursuant to a formula prescribed by the Code. In the alternative, a U.S. Holder can elect to apply the constant yield method to compute OID accruals, rather than apply the acquisition premium formula.

Election to Include All Interest in Income Using a Constant Yield Method. U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to OID, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Disposition of the Notes. Upon the sale, exchange (including an exchange for cash and any BXP common stock), redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property (including BXP common stock) received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder (A) increased by the amount of OID previously included in income by such Holder and accrued market discount if the U.S. Holder has elected to include such market discount as it accrued; and (B) by amortizable bond premium taken into account with respect to the note. Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years through December 31, 2010, and 20% thereafter). The deductibility of capital losses is subject to limitations.

Upon the exchange of a note for cash and BXP common stock, if any, a U.S. Holder will have a tax basis in any BXP common stock received equal to the fair market value of such BXP common stock at the time of the exchange. The U.S. Holder’s holding period for any BXP common stock received upon an exchange of notes will begin on the date immediately following the date of such exchange.

Adjustments to Exchange Rate. The exchange rate is subject to adjustment under specified circumstances. Although it is not clear how or to what extent Section 305 of the Code and the applicable Treasury regulations would apply to the notes because the notes are issued by BPLP, rather than Boston Properties, Inc., it is possible that the IRS would seek to apply Section 305 to the notes. If Section 305 were applicable, a holder of notes would, in certain circumstances, be deemed to have received a distribution of or with respect to BXP common stock if and to the extent that the exchange rate is adjusted, resulting in ordinary income to the extent of Boston Properties, Inc.’s current and accumulated earnings and profits. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of BXP common stock. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to Boston Properties, Inc.’s stockholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from Boston Properties, Inc., even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from Boston Properties, Inc. are described below under “—Taxation of Taxable U.S. Stockholders” and “—Taxation of Tax-Exempt Stockholders.”

Even if an adjustment to the exchange rate were not to result in a taxable constructive distribution to a holder of notes under Section 305 because the notes are issued by BPLP rather than Boston Properties, Inc., it is possible that the IRS could assert that, under principles similar to those of Section 305, a holder should recognize taxable income, which might be considered interest or other ordinary income, and that you should include such interest or other income in income upon the adjustment to the exchange rate or, alternatively, accrue such income prior to the adjustment. If the IRS successfully asserted that an adjustment to the exchange rate is treated as interest income, then unless such interest income is considered to be payable on account of a contingency that is, as of the issue date, either remote or incidental, the notes could be treated as “contingent payment debt instruments.” If the notes were treated as contingent payment debt instruments, then the notes would be treated as issued with OID, and holders would be required to accrue interest income at a significantly higher rate than the stated interest rate on the notes generally based on BPLP’s borrowing rate for non-contingent, non-convertible debt with otherwise similar terms. Furthermore, a U.S. Holder would generally be required to treat any gain recognized on a disposition of the notes as ordinary income rather than as capital gain. U.S. Holders should consult their tax advisors regarding the possible treatment of the notes as contingent payment debt instruments.

Non-U.S. Holders of Notes

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

Interest and Original Issue Discount. A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest (including OID) on a note so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, unless such Non-U.S. Holder is a direct or indirect 10% or greater partner (as defined in section 871(h)(3) of the Code) in the Operating Partnership, a controlled foreign corporation related to the Operating Partnership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, an IRS form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income (including OID) with respect to a note is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Notes. Any gain realized on the sale, redemption, exchange, (including an exchange for cash and any BXP common stock), retirement, repurchase or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “U.S. real property interests,” or “USRPIs,” within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA.

Under FIRPTA, notes will generally be treated as USRPIs if they are exchangeable for interests in stock of a domestic corporation and the majority of the domestic corporation’s assets consist of interests in U.S. real property, as is expected to be the case with Boston Properties, Inc. However, although the law is not entirely clear, notes held by a Non-U.S. Holder may be exempt from treatment as a USRPI under FIRPTA if (i) BXP common stock is part of a class of stock that is regularly traded on an established securities market and the applicable Non-U.S. Holder has not, within certain prescribed periods directly, indirectly or constructively held notes (and in certain cases other direct or indirect interests in BXP common stock) that had a fair market in excess of 5 percent of the fair market value of all outstanding BXP common stock, or (ii) Boston Properties, Inc. is a domestically controlled REIT. Boston Properties, Inc. will be a domestically-controlled REIT if at all times during a specified testing period it is a REIT and less than 50% in value of the Boston Properties, Inc.’s shares are and have been held directly or indirectly by non-U.S. persons. Boston Properties, Inc. believes that it currently is a domestically-controlled REIT, but because its common stock is publicly traded, there can be no assurance that it in fact is qualified or will continue to qualify as a domestically-controlled REIT. Furthermore, while Boston Properties, Inc.’s common stock is currently regularly traded on an established securities market, there can be no assurance that it will continue to be so traded in the future.

Although the application of the above exceptions from FIRPTA to the notes are not entirely clear based on the law, facts and circumstances as they currently exist, we currently intend to take the position that the notes will not constitute “U.S. real property interests” as of the time of any sale, exchange or redemption of notes provided that at such time either (i) BXP common stock is regularly traded on an established securities market and the applicable Non-U.S. Holder does not exceed the ownership limits described above; or (ii) Boston Properties, Inc. continues to believe that it is and has been a domestically-controlled REIT. Accordingly, provided these conditions are met, we currently do not intend to withhold U.S. federal income tax from any amounts payable to a Non-U.S. Holder upon the redemption, repurchase or exchange by us of a note (including an exchange of a note for cash and any BXP common stock). However, it is possible that the IRS could disagree with our position, in which case any Non-U.S. Holder would be liable for U.S. federal income tax under FIRPTA upon any such sale, exchange or redemption, and could be liable for interest and penalties if they fail to timely file a U.S. federal income tax return and pay such tax when due. Furthermore, third party purchasers may be required to withhold U.S. federal income tax upon any other sale or disposition of a note, and may not agree with the position that we intend to take regarding the applicability to the notes of the exceptions to FIRPTA described above. If neither of the conditions described above apply, we intend to withhold 10% of any amounts payable to a Non-U.S. Holder on the redemption, repurchase or exchange by us of a note.

You are urged to consult your tax advisor as to whether or not the sale, redemption, repurchase or exchange of a note for BXP common stock is subject to U.S. federal income tax under FIRPTA, regardless of whether we or any other purchaser withholds on payments upon the sale, exchange or redemption of any Notes. If a sale, redemption, repurchase or exchange of a note for BXP common stock is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to you may be refunded or credited against your federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.

Adjustments to Exchange Rate. The exchange rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution or additional interest payment to Non-U.S. Holders of the notes. See “—U.S. Holders of the Notes—Adjustments to Exchange Rate” above. A deemed distribution would generally be subject to U.S. withholding tax and to the rules described below under “—Taxation of Non-U.S. Stockholders”. If any such adjustment were treated as interest income, then all or a portion of such interest, as well as any OID potentially required to be included in income as a result of the notes being treated as contingent payment debt instruments as described above under “—U.S. Holders of the Notes—Adjustments to Exchange Rate,” could be treated as “contingent interest” that is generally subject to U.S. withholding tax at a 30% rate, unless reduced or eliminated by an applicable income tax treaty. Reductions in withholding tax rates on interest otherwise available under certain income tax treaties may not apply, or may not apply as favorably, to contingent interest. Non-U.S. Holders should consult their tax advisors regarding the possible treatment of the notes as contingent payment debt instruments.

In the case of a deemed distribution or additional interest payment, because such deemed distributions or interest will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution or payment against cash payments of interest or from cash or shares of BXP common stock otherwise deliverable to a holder upon an exchange of notes or a redemption or repurchase of a note.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed provided the holder furnishes an IRS form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Information Reporting and Backup Withholding

In general, information reporting requirements and backup withholding at the applicable rate will apply to payments on a note (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a note) to a U.S. Holder, unless the holder of the note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

Information returns will be filed with the IRS in connection with payments on the notes.

Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Holder if the statement described in “Non-U.S. Holders of the Notes” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in “—Non-U.S. Holders of the Notes” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

Classification and Taxation of Boston Properties, Inc. as a REIT

For purposes of this discussion and the discussion below under the heading “—Taxation of Holders of Boston Properties, Inc. Common Stock,” references to “we”, “us” or “our”, and any similar terms, refer to Boston Properties, Inc. We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. In the opinion of our tax counsel, Goodwin Procter LLP, based upon and subject to the various assumptions and on our representations concerning our organization and operations, commencing with the taxable year ended December 31, 1997, our form of organization and operations are such as to enable us to qualify as a “real estate investment trust” under the applicable provisions of the Code. It must be emphasized that the opinion of Goodwin Procter LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and past, present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Goodwin Procter LLP or us that we have so qualified or will so qualify for any particular year. Goodwin Procter LLP will have no obligation to advise us or the holders of BXP common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Goodwin Procter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference;

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

•

Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests;

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT;”

•

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years;

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

•

If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholders’ basis in Boston Properties, Inc.

•	We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for United States federal income tax purposes for our taxable year ended December 31, 1997. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for United States federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3), and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Protection from Stock Concentration

In order to protect us from a concentration of ownership of stock that would cause us to fail condition (6) above, our charter provides that stock owned, or deemed to be owned or transferred to a shareholder in excess of specified ownership limits will be converted automatically into Excess Stock (as defined below) and transferred to a charity for resale. The original shareholder is entitled to receive certain proceeds from such a resale. Excess Stock is a separate class of our capital stock that is entitled to no voting rights but shares ratably with the common stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, we cannot assure you that the operation of the Excess Stock or other provisions contained in our charter will, as a matter of law, prevent a concentration of ownership of stock in excess of the applicable ownership limits from causing us to violate condition (6) above. If there were such a concentration of ownership and the operation of the Excess Stock or other provisions contained in our charter were not held to cure such violation, we would be disqualified as a REIT. In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Goodwin Procter LLP is relying on our representation that the ownership of our stock (without regard to the Excess Stock provisions) satisfies condition (6) above. Goodwin Procter LLP expresses no opinion as to whether, as a matter of law, the Excess Stock or other provisions contained in our charter preclude it from failing condition (6) above.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to United States federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, Boston Properties, Inc.’s proportionate share of the assets and items of income of Boston Properties Limited Partnership, including Boston Properties Limited Partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will be treated as Boston Properties, Inc.’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. Boston Properties, Inc. has control over Boston Properties Limited Partnership and substantially all of the partnerships and limited liability company subsidiaries of Boston Properties Limited Partnership and intends to operate them in a manner that is consistent with the requirements for the qualification of Boston Properties, Inc. as a REIT.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT, and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, some payments under hedging instruments, and gain from the sale or disposition of stock or securities and some hedging instruments.

Rents we received will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, significant rents from related party tenants. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. We cannot provide any assurance, however, that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Classification and Taxation of Boston Properties, Inc. as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. Real estate assets include, for this purpose, stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares of our stock or long-term debt;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for equity investments in REITs, qualified REIT subsidiaries, or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the test described in clause (1): the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer; and

(4)	not more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25%, 20%, or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20%, or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

Annual Distribution Requirements Applicable to REITs.

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Classification and Taxation of Boston Properties, Inc. as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

Our REIT taxable income has been and is expected to be less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1) 85% of our REIT ordinary income for the year;

(2) 95% of our REIT capital gain net income for the year; and

(3) any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Prohibited Transactions

Net income derived from a prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treaty regulations, any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (but generally will constitute non-qualifying gross income for purposes of the 75% income test). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Failure of Boston Properties, Inc. to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders through 2008 will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 15%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Taxation of Holders of Boston Properties, Inc. Common Stock

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of current or accumulated earnings and profits that we do not designate as capital gain dividends. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income to 15% for tax years 2003 through 2008, which has been extended through 2010. Qualified dividend income generally includes dividends paid to most United States non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to United States federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the new 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiaries, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of BXP common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of BXP common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of shares of our stock as long-term capital gain or loss if the U.S. stockholder has held the shares for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of shares of stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of BXP common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses

The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 35%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. A 20% rate applies to sales and exchanges of capital assets occurring after December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of BXP common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of BXP common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of shares of our stock, including any reporting requirements.

A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will be treated as receiving an ordinary dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits and, subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding taxes do not apply, or do not apply as favorably, to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold United States income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Additional withholding regulations may require us to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Except as discussed below with respect to 5% or smaller holders of regularly traded classes of stock, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the United States federal income tax laws known as “FIRPTA.” The term “U.S. real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with a United States business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). Also, the branch profits tax will not apply to such a distribution.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of BXP common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of BXP common stock. We cannot assure you that that test will be met. Even if we meet this test, pursuant to new “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of BXP common stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires BXP common stock within certain prescribed periods. However, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the value of the shares of a class of BXP common stock at all times during a specified testing period will not incur tax under FIRPTA on a disposition of the shares of stock of such class if the shares are “regularly traded” on an established securities market. Because BXP common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of BXP common stock unless it owns, actually or constructively, more than 5% of BXP common stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state and local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The foreign, state, and local tax treatment of us and of holders of our stock may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in BXP common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in BXP common stock.

SELLING SECURITYHOLDERS

We originally issued the notes to J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated in a private placement in February 2007. The notes were immediately resold by the initial purchasers to persons reasonably believed by the initial purchasers to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and the BXP common stock into which the notes are exchangeable in certain circumstances pursuant to this prospectus. Our registration of the notes and the BXP common stock issuable, in certain circumstances, upon exchange of the notes does not necessarily mean that the selling securityholders will sell all or any of the notes or the BXP common stock. Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

The following table sets forth certain information concerning the principal amount of notes beneficially owned by each selling securityholder and the number of shares of BXP common stock that may be offered from time to time by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to March 12, 2007. The number of shares of BXP common stock issuable upon exchange of the notes shown in the table below represents the maximum number of shares of BXP common stock issuable upon exchange of the notes assuming exchange of the full amount of notes held by each holder at the initial exchange rate of 6.6090 shares of BXP common stock per $1,000 principal amounts of the notes. This exchange rate is subject to adjustments in certain circumstances. Because the selling securityholders may offer all or some portion of the notes or shares of BXP common stock issuable upon exchange of the notes, we have assumed for purposes of the table below that the named selling securityholders will sell all of the notes or exchange all of the notes and sell all of the shares of BXP common stock issuable upon exchange of the notes offered pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. Because the selling securityholders may offer all or some of their notes or the underlying shares of BXP common stock from time to time, we cannot estimate the amount of notes or underlying shares of BXP common stock that will be held by the selling securityholders upon the termination of any particular offering. See “Plan of Distribution” for further information.

To our knowledge, except as described below, the selling securityholders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them.

Name*	Aggregate Principal Amount of Notes Beneficially Owned That May be Sold	Percentage of Notes Outstanding**	Number of Shares of BXP Common Stock That May be Sold***	Other Shares of BXP Common Stock Beneficially Owned Before the Offering and Assumed to be Owned Following the Offering	Percentage of BXP Common Stock Outstanding****
Absolute Strategies Fund, Forum Funds Trust	$90,000	—	714	0	—
Arctos Partners Inc.	$5,000,000	—	39,654	0	—
Black Diamond Convertible Offshore LDC	$2,500,000	—	19,827	0	—
Black Diamond Offshore LDC	$2,225,000	—	17,646	0	—
Black Diamond Offshore Ltd.	$275,000	—	2,181	0	—

Name*	Aggregate Principal Amount of Notes Beneficially Owned That May be Sold	Percentage of Notes Outstanding**	Number of Shares of BXP Common Stock That May be Sold***	Other Shares of BXP Common Stock Beneficially Owned Before the Offering and Assumed to be Owned Following the Offering	Percentage of BXP Common Stock Outstanding****
BMO Nesbitt Burns Inc.	$5,000,000	—	39,654	0	—
CC Arbitrage, Ltd.	$5,000,000	—	39,654	0	—
D.E. Shaw Valence Portfolios, LLC	$32,500,000	3.77%	257,751	0	—
Empyrean Capital Fund, LP	$6,417,000	—	50,892	0	—
Empyrean Capital Overseas Benefit Plan Fund, Ltd.	$1,560,000	—	12,372	0	—
Empyrean Capital Overseas Fund, Ltd.	$12,023,000	1.39%	95,352	0	—
Focused Sicav-Convert Global (EUR)	$20,000,000	2.32%	158,616	0	—
KBC Financial Products USA Inc.	$11,000,000	1.28%	87,239	0	—
Linden Capital LP	$30,000,000	3.48%	237,924	0	—
Mohican VCA Master Fund, Ltd.	$910,000	—	7,217	0	—
Pendragon (Convertibles) Fund Ltd.	$17,500,000	2.03%	138,789	0	—
Polygon Global Opportunities Master Fund	$30,000,000	3.48%	237,924	0	—
President and Fellows of Harvard College	$20,000,000	2.32%	158,616	66,198	—
RHP Master Fund, Ltd.	$15,000,000	1.74%	118,962	0	—
S.A.C. Arbitrage Fund, LLC	$12,500,000	1.45%	99,135	0	—
Sailfish Multi-Strategy Fixed Income Master Fund (G-2), Ltd.	$2,500,000	—	19,827	0	—
UBS (Lux) IF Global Convertible Bonds	$14,000,000	1.62%	111,031	0	—
Vicis Capital Master Fund	$3,000,000	—	23,792	0	—
All other holders of notes or future transferees of such holders*****	$613,500,000	71.13%	4,865,546	0	3.93%

*	The selling securityholders identified with an asterisk have identified that they are, or are affiliates of, registered broker-dealers. These selling securityholders have represented that they acquired their securities in the ordinary course of business and in the open market, and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To the extent that we become aware that any such selling securityholders did not acquire its securities in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to registration statement of which this prospectus is a part to designate such person as an “underwriter” within the meaning of the Securities Act.

**	Unless otherwise noted, none of these selling securityholders beneficially owns 1% or more of the outstanding notes.

***	Represents the maximum number of shares of BXP common stock issuable upon exchange of all of the holder’s notes at the maximum exchange rate of 7.9308 shares of BXP common stock per $1,000 principal amount of the notes. This exchange rate is subject to adjustment as described under “Description of Notes — Exchange Rights.” As a result, the number of shares of BXP common stock issuable upon exchange of the notes may change in the future.

****	Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934, using 118,955,540 shares of BXP common stock outstanding as of March 1, 2007. In calculating these percentages for each holder of notes, we also treated as outstanding that number of shares of BXP common stock issuable upon exchange of that holder’s notes. However, we did not assume the exchange of any other holder’s notes. Based on the 118,955,540 shares of BXP common stock outstanding as of March 1, 2007, unless otherwise noted, none of these selling securityholders would beneficially own 1% or more of the outstanding shares of BXP common stock following the sale of securities in the offering.

*****	Assumes that any other holder of notes or any future transferee of any such holder does not beneficially own any shares of BXP common stock other than the shares of BXP common stock issuable upon exchange of the notes at the initial exchange rate.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the notes or shares of BXP common stock from the selling securityholders in non-sale transfers, may sell the notes and the underlying shares of BXP common stock directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying shares of BXP common stock may be sold in one or more transactions at:

•	fixed prices that may be changed;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in a variety of transactions, which may involve cross or block transactions, including the following:

•

on any national securities exchange or quotation service on which the notes or the shares of BXP common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the shares of BXP common stock;

•	in the over-the-counter-market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

•

through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing, or by any legally available means.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying shares of BXP common stock and deliver these securities to close out short positions. In addition, the selling securityholders may sell the notes and the underlying shares of BXP common stock short and deliver the notes and underlying shares of BXP common stock to close out short positions or loan or pledge the notes or the underlying shares of BXP common stock to broker-dealers or other financial institutions that in turn may sell such securities. Selling securityholders may also enter into option or other transactions with broker- dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the underlying shares of BXP common stock or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Selling securityholders may decide not to sell all or a portion of the notes and the underlying shares of BXP common stock offered by them pursuant to this prospectus or may decide not to sell notes or the underlying shares of BXP common stock under this prospectus. In addition, selling securityholders may sell or transfer their notes and shares of BXP common stock issuable upon exchange of the notes other than by means of this prospectus. In particular, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the notes or underlying shares of BXP common stock will be the purchase price of the notes or shares of BXP common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or shares of BXP common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes and shares of BXP common stock into which the notes are exchangeable may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and the shares of BXP common stock into which the notes are exchangeable may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

The BXP common stock is listed on the New York Stock Exchange under the symbol “BXP.” We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. The notes originally issued in the private placement are eligible for trading on The Portal Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The Portal Market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying shares of BXP common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the notes or the underlying shares of BXP common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying shares of BXP common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

Any selling securityholder who is a “broker-dealer” may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, such selling securityholders are an underwriter in connection with the sale of the notes or the shares of BXP common stock issuable upon exchange of the notes covered by this prospectus. Such selling securityholders have informed us that they have purchased their notes in the open market and in the ordinary course of business, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by such securityholders.

The selling securityholders and any other persons participating in the distribution of the notes or underlying shares of BXP common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of BXP common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares of BXP common stock to engage in market making activities with respect to the particular notes and underlying shares of BXP common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying shares of BXP common stock and the ability to engage in market making activities with respect to the notes and the underlying shares of BXP common stock.

If required, the specific notes or shares of BXP common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Boston Properties Limited Partnership and Boston Properties, Inc. entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and shares of BXP common stock into which the notes are exchangeable under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling securityholders and Boston Properties Limited Partnership and Boston Properties, Inc. have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the shares of BXP common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the shares of BXP common stock, except that the selling securityholders will pay all brokers’ commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions. See “Registration Rights” above.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Goodwin Procter LLP leases approximately 219,685 square feet at two of our properties.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Boston Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Generally, the expenses in connection with the issuance and distribution of the securities being registered will be borne by Boston Properties, Inc. and are set forth in the following table. All amounts except the registration fee are estimated in accordance with Instruction to Item 511 of Regulation S-K.

Registration fee	$26,478.75
Legal fees and expenses	$30,000.00
Blue Sky expenses	—
Accounting fees and expenses	$25,000.00
Printing fees and expenses	$25,000.00
Miscellaneous	$3,521.25

Total	$110,000.00

Item 15.	Indemnification of Directors and Officers.

Our certificate of incorporation and bylaws provide certain limitations on the liability of our directors and officers for monetary damages to Boston Properties. Our certificate of incorporation and bylaws obligate Boston Properties to indemnify its directors and officers, and permit Boston Properties to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to Boston Properties and our stockholders against these individuals.

Our certificate of incorporation limits the liability of our directors and officers to Boston Properties to the fullest extent permitted from time to time by the Delaware General Corporation Law. The Delaware General Corporation Law permits, but does not require, a corporation to indemnify its directors, officers, employees, or agents and expressly provides that the indemnification provided for under the Delaware General Corporation Law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The Delaware General Corporation Law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporation Law does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

Our certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law, or obtained an improper personal benefit. The provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

Our bylaws provide that our directors and officers will be, and, in the discretion of our board of directors, non-officer employees may be, indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of Boston Properties. Our bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders, or otherwise.

We have entered into indemnification agreements with each of our directors and some of our officers. The indemnification agreements require, among other matters, that we indemnify our directors and officers to the fullest extent permitted by law and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and may cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of directors or our stockholders to eliminate the rights it provides. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended, is against public policy and unenforceable pursuant to Section 14 of the Securities Act of 1933, as amended.

Item 16.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 to Boston Properties, Inc.’s Registration Statement on Form S-11 (File No. 333-25279)).

4.2	Form of Shareholder Rights Agreement, dated as of June 16, 1997, between Boston Properties, Inc. and Bank of America. (f.k.a. Fleet National Bank, f.k.a. BankBoston, N.A.), as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Boston Properties, Inc.’s Registration Statement on Form S-11 (File No. 333-25279)).

5.1**	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

8.1**	Opinion of Goodwin Procter LLP as to certain tax matters.

12.1*	Statements regarding computation of ratios of earnings to fixed charges for each year in the five-year period ended December 31, 2006

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1 hereto).

24.1*	Powers of Attorney (included in Part II of Registration Statement as filed).

25.1*	Statement of Eligibility of Trustee

99.1	Indenture dated as of December 13, 2002 by and between Boston Properties Limited Partnership and The Bank of New York Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K/A filed by Boston Properties, Inc. on December 13, 2002 (File No.
001-13087)).

99.2	Supplemental Indenture No. 6, dated as of February 6, 2007, among the Boston Properties Limited Partnership and The Bank of New York Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Boston Properties Limited Partnership on February 6, 2007 (File No. 000-50209)).

99.3	Registration Rights Agreement, dated as of February 6, 2007, among the Boston Properties Limited Partnership, Boston Properties, Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Boston Properties Limited Partnership on February 6, 2007 (File No. 000-50209)).

99.4	Form of 2.875% exchangeable senior note due 2037 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Boston Properties Limited Partnership on February 6, 2007 (File No. 000-50209)).

*	Filed herewith.
**	To be filed by amendment.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430a of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 12th day of March, 2007.

BOSTON PROPERTIES, INC.

By:	/s/ EDWARD H. LINDE
Edward H. Linde President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Mortimer B. Zuckerman, Edward H. Linde and Douglas T. Linde as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Boston Properties, Inc.

Signature	Title	Date

/s/ MORTIMER B. ZUCKERMAN Mortimer B. Zuckerman	Chairman of the Board of Directors	March 12, 2007

/s/ EDWARD H. LINDE Edward H. Linde	President and Chief Executive Officer, Director (Principal Executive Officer)	March 12, 2007

/s/ DOUGLAS T. LINDE Douglas T. Linde	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 12, 2007

/s/ ARTHUR S. FLASHMAN Arthur S. Flashman	Vice President, Controller (Principal Accounting Officer)	March 12, 2007

/s/ LAWRENCE S. BACOW Lawrence S. Bacow	Director	March 12, 2007

/s/ ZOË BAIRD Zoë Baird	Director	March 12, 2007

/s/ WILLIAM M. DALEY William M. Daley	Director	March 12, 2007

/s/ CAROL B. EINIGER Carol B. Einiger	Director	March 12, 2007

/s/ ALAN J. PATRICOF Alan J. Patricof	Director	March 12, 2007

/s/ RICHARD E. SALOMON Richard E. Salomon	Director	March 12, 2007

/s/ MARTIN TURCHIN Martin Turchin	Director	March 12, 2007

/s/ DAVID TWARDOCK David A. Twardock	Director	March 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 12th day of March, 2007.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its general partner

By:	/s/ EDWARD H. LINDE
Edward H. Linde President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Mortimer B. Zuckerman, Edward H. Linde and Douglas T. Linde as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Boston Properties, Inc. in its capacity as the sole general partner of Boston Properties Limited Partnership.

Signature	Title	Date

/s/ MORTIMER B. ZUCKERMAN Mortimer B. Zuckerman	Chairman of the Board of Directors	March 12, 2007

/s/ EDWARD H. LINDE Edward H. Linde	President and Chief Executive Officer, Director (Principal Executive Officer)	March 12, 2007

/s/ DOUGLAS T. LINDE Douglas T. Linde	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 12, 2007

/s/ ARTHUR S. FLASHMAN Arthur S. Flashman	Vice President, Controller (Principal Accounting Officer)	March 12, 2007

/s/ LAWRENCE S. BACOW Lawrence S. Bacow	Director	March 12, 2007

/s/ ZOË BAIRD Zoë Baird	Director	March 12, 2007

/s/ WILLIAM M. DALEY William M. Daley	Director	March 12, 2007

/s/ CAROL B. EINIGER Carol B. Einiger	Director	March 12, 2007

/s/ ALAN J. PATRICOF Alan J. Patricof	Director	March 12, 2007

/s/ RICHARD E. SALOMON Richard E. Salomon	Director	March 12, 2007

/s/ MARTIN TURCHIN Martin Turchin	Director	March 12, 2007

/s/ DAVID TWARDOCK David A. Twardock	Director	March 12, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 to Boston Properties, Inc.’s Registration Statement on Form S-11 (File No. 333-25279)).

4.2	Form of Shareholder Rights Agreement, dated as of June 16, 1997, between Boston Properties, Inc. and Bank of America. (f.k.a. Fleet National Bank, f.k.a. BankBoston, N.A.), as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Boston Properties, Inc.’s Registration Statement on Form S-11 (File No. 333-25279)).

5.1**	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

8.1**	Opinion of Goodwin Procter LLP as to certain tax matters.

12.1*	Statements regarding computation of ratios of earnings to fixed charges for each year in the five-year period ended December 31, 2006.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1 hereto).

24.1*	Powers of Attorney (included in Part II of Registration Statement as filed).

25.1*	Statement of Eligibility of Trustee

99.1	Indenture dated as of December 13, 2002 by and between Boston Properties Limited Partnership and The Bank of New York Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K/A filed by Boston Properties, Inc. on December 13, 2002 (File No. 001-13087)).

99.2	Supplemental Indenture No. 6, dated as of February 6, 2007, among the Boston Properties Limited Partnership and The Bank of New York Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Boston Properties Limited Partnership on February 6, 2007 (File No. 000-50209)).

99.3	Registration Rights Agreement, dated as of February 6, 2007, among the Boston Properties Limited Partnership, Boston Properties, Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Boston Properties Limited Partnership on February 6, 2007 (File No. 000-50209)).

99.4	Form of 2.875% exchangeable senior note due 2037 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Boston Properties Limited Partnership on February 6, 2007 (File No. 000-50209)).

*	Filed herewith.
**	To be filed by amendment.